Pursuant to Rule 424(b)(2)
Registration No. 333-285459

PROSPECTUS SUPPLEMENT

(To Prospectus dated February 28, 2025)

$1,000,000,000

Willis North America Inc.

$700,000,000 4.550% Senior Notes due 2031

$300,000,000 5.150% Senior Notes due 2036

Willis North America Inc. (the “Issuer”) will issue $700 million aggregate principal amount of senior notes that will mature on March 15, 2031 and bear interest at 4.550% per annum (the “2031 Notes”) and $300 million aggregate principal amount of senior notes that will mature on March 15, 2036 and bear interest at 5.150% per annum (the “2036 Notes” and, together with the 2031 Notes, the “Notes”).

Interest on the 2031 Notes is payable semi-annually in arrears on March 15 and September 15 of each year. Interest on the 2036 Notes is payable semi-annually in arrears on March 15 and September 15 of each year. Interest on the 2031 Notes will accrue from December 22, 2025 and the first interest payment date will be on September 15, 2026. Interest on the 2036 Notes will accrue from December 22, 2025 and the first interest payment date will be on September 15, 2026. The Notes will rank equally with all existing and future unsecured, unsubordinated indebtedness of the Issuer.

On December 9, 2025, the Issuer, Napa Merger Sub Inc., a wholly-owned subsidiary of the Issuer, Newfront Insurance Holdings, Inc. (“Newfront”) and a representative of Newfront stockholders entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Napa Merger Sub Inc. will merge with and into Newfront, with Newfront continuing as the surviving corporation, and pursuant to which Newfront will become our indirect wholly-owned subsidiary (the “Newfront Acquisition”). If (i) the consummation of the Newfront Acquisition does not occur on or before the later of (a) 5:00 p.m. Eastern Time on September 9, 2026, and (b) such date to which the “Termination Date” under the Merger Agreement, as in effect on the closing date of this offering, may be extended, amended, waived or otherwise modified by the parties to the Merger Agreement (such later date, the “Outside Date”), (ii) prior to the Outside Date, the Merger Agreement is terminated by us or (iii) we otherwise notify the trustee (as defined herein) in writing that we will not pursue the consummation of the Newfront Acquisition, we will be required to redeem the 2036 Notes at a special mandatory redemption price equal to 101% of the principal amount of the 2036 Notes to be redeemed plus accrued and unpaid interest to, but excluding, the Special Mandatory Redemption Date (as defined herein). See “Description of Notes—Special Mandatory Redemption.” The 2031 Notes will not be subject to Special Mandatory Redemption (as defined herein).

Each series of Notes may be redeemed at the option of the Issuer in whole at any time or in part from time to time at the applicable redemption prices specified under “Description of Notes—Optional Redemption,” plus accrued and unpaid interest, if any, up to, but excluding, the redemption date. As described under “Description of Notes—Purchase of Notes Upon a Change of Control Triggering Event,” if a Change of Control Triggering Event (as defined herein) occurs with respect to a series of Notes, the Issuer will be required to offer to purchase such series of Notes from holders thereof unless we have previously redeemed all of the Notes of such series.

Payment of the principal of and interest on the Notes is fully and unconditionally guaranteed by Willis Towers Watson Public Limited Company, Willis Towers Watson Sub Holdings Unlimited Company, Willis Investment UK Holdings Limited, Trinity Acquisition plc and Willis Group Limited.

Investing in the Notes involves risks. See “Risk Factors” beginning on page S-9 of this prospectus supplement and on page 10 of the accompanying prospectus.

We intend to apply to list the Notes on the Official List of The International Stock Exchange located in Jersey (the “TISE”).

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement and the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per 2031 Note	Total	Per 2036 Note	Total
Public offering price(1)	99.840%	$698,880,000	99.900%	$299,700,000
Underwriting discount	0.600%	$4,200,000	0.650%	$1,950,000
Proceeds to Willis North America Inc. (before expenses)	99.240%	$694,680,000	99.250%	$297,750,000

(1)	Plus accrued interest, if any, from the issue date.

The underwriters expect to deliver the Notes in book-entry form only through the facilities of The Depository Trust Company, or DTC, for the accounts of its participants, including Euroclear Bank, S.A./N.V. and Clearstream Banking, société anonyme on or about December 22, 2025.

Joint Book-Running Managers

J.P. Morgan	Barclays	PNC Capital Markets LLC

Truist Securities	Wells Fargo Securities

BNP PARIBAS	BofA Securities	Citigroup	HSBC
Co-Managers

BMO Capital Markets	Goldman Sachs & Co. LLC	Lloyds Securities	M&T Securities

MUFG	Santander	Standard Chartered Bank	TD Securities

December 15, 2025

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the offering of the Notes and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information, some of which does not apply to the Notes. We refer to this prospectus supplement and the accompanying prospectus collectively as the “prospectus.” If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. Neither we nor the underwriters have authorized anyone to provide you with information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. You should assume that the information contained in this prospectus supplement, the accompanying prospectus, any free writing prospectus with respect to the offering filed by us with the Securities and Exchange Commission (the “SEC”) and the documents incorporated by reference is accurate only as of their respective dates.

We and the underwriters are not making an offer to sell the Notes in jurisdictions where the offer or sale is not permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the Notes in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about and observe any restrictions relating to the offering of the Notes and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for a person to make an offer or solicitation.

All references to “we,” “our,” “us,” the “Company,” “Willis,” “WTW” and “Willis Towers Watson” in this prospectus supplement are to Willis Towers Watson Public Limited Company and its consolidated subsidiaries. All references to “Parent” are to Willis Towers Watson Public Limited Company and not to any of its subsidiaries. All references to the “Issuer” and “Willis North America Inc.” in this prospectus supplement refer only to Willis North America Inc. and not to any of its subsidiaries.

TRADEMARKS, TRADE NAMES AND SERVICE MARKS

We own or have rights to trademarks, trade names and service marks that we use in conjunction with the operation of our business and that appear in this prospectus supplement. This prospectus supplement may also contain trademarks, trade names and service marks of other companies which, to our knowledge, are the property of their respective owners. We do not intend our use or display of other parties’ trademarks, trade names or service marks to imply, and such use or display should not be construed to imply, a relationship with, or endorsement or sponsorship of us by these other parties. Solely for convenience, trademarks, trade names and service marks referred to in this prospectus supplement may appear without the ® or ™ symbols, but the absence of such symbols does not indicate the registration status of such trademarks, trade names or service marks and is not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to such trademarks, trade names and service marks.

S-ii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS AND CERTAIN RISKS

We have included in this document (including the information incorporated by reference in this prospectus) ‘forward-looking statements’ within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which are intended to be covered by the safe harbors created by those laws. Forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements include information about possible or assumed future results of our operations. All statements, other than statements of historical facts, that address activities, events or developments that we expect or anticipate may occur in the future, including such things as: our outlook; the potential impact of natural or man-made disasters like health pandemics and other world health crises; future capital expenditures; ongoing working capital efforts; future share repurchases; financial results (including our revenue, costs or margins) and the impact of changes to tax laws on our financial results; existing and evolving business strategies including those related to acquisitions and dispositions; demand for our services and competitive strengths; strategic goals; the benefits of new initiatives; growth of our business and operations; the sustained health of our product, service, transaction, client, and talent assessment and management pipelines; our ability to successfully manage ongoing leadership, organizational and technology changes, including investments in improving systems and processes; our ability to implement and realize anticipated benefits of any cost-savings initiatives generated from our completed multi-year operational transformation program or other expense savings initiatives; our recognition of future impairment charges; and plans and references to future performance, including our future financial and operating results, short-term and long-term financial goals, plans, objectives, expectations and intentions, including with respect to free cash flow generation, adjusted net revenue, adjusted operating margin and adjusted earnings per share, are all forward-looking statements. Also, when we use words such as ‘may’, ‘will’, ‘would’, ‘anticipate’, ‘believe’, ‘estimate’, ‘expect’, ‘intend’, ‘plan’, ‘continues’, ‘seek’, ‘target’, ‘goal’, ‘focus’, ‘probably’, or similar expressions, we are making forward-looking statements. Such statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. All forward-looking disclosure is speculative by its nature.

There are important risks, uncertainties, events and factors that could cause our actual results or performance to differ materially from those in the forward-looking statements contained or incorporated by reference in this document, including the following:

•	our ability to successfully establish, execute and achieve our global business strategy as it evolves;

•

our ability to fully realize the anticipated benefits of our growth strategy, including inorganic growth through acquisitions, such as the Newfront Acquisition, and organic growth through our development and growth of new and existing areas of our business;

•

our ability to achieve our short-term and long-term financial goals, including with respect to our cash flow generation, the timing with respect to such achievement and how such achievement may be impacted by any of the risks or uncertainties set forth herein or elsewhere;

•

our ability to successfully manage ongoing organizational changes, including as a result of our recently-completed multi-year operational transformation program, investments in improving systems and processes or other initiatives, and in connection with our acquisition and divestiture activities, including the Newfront Acquisition;

•

our ability to make divestitures or acquisitions, such as the Newfront Acquisition, including our ability to integrate or manage acquired businesses or carve-out businesses to be disposed, as well as our ability to identify and successfully execute on opportunities for strategic collaboration;

•

our ability to effectively apply technology, data and analytics solutions, including through the use of artificial intelligence, for internal operations, maintaining industry standards, meeting client preferences and gaining competitive advantage, among other things;

S-iii

•

the risks relating to the adverse impacts of macroeconomic trends, including those relating to changes in trade policies and tariffs, as well as political events, war, trade and other international disputes, terrorism, natural disasters, public health issues and other business interruptions on the global economy and capital markets, such as uncertainty in the global markets, inflation, changes in interest rates and recessionary trends, changes in spending by government agencies and contractors, which could have a material adverse effect on our business, financial condition, results of operations and long-term goals;

•	the impact of negative developments that may occur in the insurance industry or if we fail to maintain good relationships with insurance carriers;

•	our ability to successfully hedge against fluctuations in foreign currency rates;

•	significant competition that we face and the potential for loss of market share and/or profitability;

•	the impact of seasonality and differences in timing of renewals and non-recurring revenue increases from disposals and book-of-business sales;

•	our ability to successfully mitigate and recover should we experience a disaster or other business continuity problem;

•	our ability to comply with complex and evolving regulations related to data privacy, cybersecurity and artificial intelligence;

•

material interruptions to or loss of our information processing capabilities, or failure to effectively maintain and upgrade our information technology resources and systems and related risks of cybersecurity breaches or incidents;

•	the insufficiency of client data protection, potential breaches of information systems or insufficient safeguards against cybersecurity breaches or incidents;

•	the inability to protect our intellectual property rights, or the potential infringement upon the intellectual property rights of others;

•

the risk of increased liability or new legal claims arising from or relating to our operations, products and/or services, and expectations, intentions and outcomes, including the risk of substantial negative outcomes, relating to outstanding litigation, existing or potential future litigation or investigation matters;

•

changes in the regulatory environment in which we operate, including, among other risks, the impacts of pending competition law and regulatory investigations, and those risks related to Medicare, and any other changes and developments in legal, regulatory, economic, business or operational conditions that could impact our businesses;

•	compliance with extensive government regulation;

•	the risk of regulatory claims, government inquiries or investigations or the potential for regulatory action in various jurisdictions where we operate around the world;

•	the risk of sanctions imposed by governments, or changes to associated sanction regulations (such as sanctions imposed on Russia and China) and related counter-sanctions;

•	allegations of conflicts of interest or anti-competitive behavior, including in connection with accepting market derived income;

•	reputational damage, including from association with third parties;

•	reliance on third-party service providers and suppliers;

•	risks relating to changes in our management structures and in senior leadership;

•	our ability to hire key employees and maintain an appropriate number of employees;

S-iv

•	our ability to maintain our corporate culture;

•	fluctuations in our pension assets and liabilities and related changes in pension income,;

•

risks relating to our capital structure, including indebtedness amounts, the limitations imposed by the covenants in the documents governing such indebtedness and the maintenance of the financial and disclosure controls and procedures of each;

•	our ability to obtain financing on favorable terms or at all;

•	adverse changes in our credit ratings;

•

the impact of recent or potential changes to applicable U.S. state, federal and/or foreign laws, rules and regulations, recent judicial decisions and case law developments, and any other relevant policy changes and legislative actions, including tax laws and regulations and the ‘Act to provide for reconciliation pursuant to title II of H. Con. Res. 14’ (‘H.R. 1’) signed into law on July 4, 2025, on our business, operations or results;

•	U.S. federal income tax consequences to U.S. persons owning at least 10% of our shares;

•	changes in accounting principles, estimates or assumptions;

•	our recognition of future impairment charges; risks relating to or arising from environmental, social and governance (‘ESG’) legal and regulatory requirements;

•	increasing scrutiny and changing or competing expectations from governmental authorities, investors, clients and our colleagues with respect to our sustainability practices;

•	the economic, regulatory and political impact of the United Kingdom’s exit from the European Union;

•	fluctuation in revenue and cash flow against our relatively fixed or higher-than-expected expenses;

•	the laws of Ireland being different from the laws of the U.S. and potentially affording less protections to the holders of our securities;

•	certain decisions related to our capital structure requiring the approval of our shareholders, which may limit our flexibility to manage our capital structure; and

•	our holding company structure potentially preventing us from being able to receive dividends or other distributions in needed amounts from our subsidiaries.

The foregoing list of factors is not exhaustive and new factors may emerge from time to time that could also affect actual performance and results. For more information, please see Item 1A. “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024. For additional factors, see the section entitled “Risk Factors.”

Any of the assumptions underlying our forward-looking statements, and therefore also the forward-looking statements based on these assumptions, could themselves prove to be inaccurate. Given the significant uncertainties inherent in the forward-looking statements included in this document, our inclusion of this information is not a representation or guarantee by us that our objectives and plans or other forward-looking statements will be achieved or realized.

Our forward-looking statements speak only as of the date made and we will not update these forward-looking statements unless the securities laws require us to do so. With regard to these risks, uncertainties and assumptions, the forward-looking events discussed in this document and the accompanying prospectus may not occur, and we caution you against relying on these forward-looking statements.

S-v

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

We file annual, quarterly and current reports, proxy statements and other information with the SEC.

Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov and through the NASDAQ Global Select Market, 4 Times Square, New York, New York 10036, on which our ordinary shares are listed.

We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus supplement is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus supplement to a contract or other document of the Company, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement through the SEC’s Internet site referred to above.

S-vi

SUMMARY

This summary contains basic information about us and this offering. Because it is a summary, it does not contain all the information that you should consider before investing. To fully understand this offering, you should read this entire prospectus supplement and the accompanying prospectus carefully, including the section entitled “Risk Factors” in this prospectus supplement and the accompanying prospectus and our consolidated financial statements and the related notes and the other information incorporated by reference in this prospectus supplement and the accompanying prospectus before making an investment decision.

The Company

WTW is a leading global advisory, broking and solutions company that provides data-driven, insight-led solutions in the areas of people, risk and capital. Utilizing the global view and local expertise of our approximately 49,000 colleagues serving more than 140 countries and markets, we help organizations sharpen strategies, enhance resilience, motivate workforces and maximize performance. We design and deliver solutions that manage risk, optimize benefits, cultivate talent and expand the power of capital to protect and strengthen institutions and individuals. Working closely with our clients, we uncover opportunities for sustainable success.

Our clients operate on a global and local scale in a multitude of businesses and industries throughout the world and generally range in size from large, major multinational corporations to middle-market domestic and international companies. Our clients include many of the world’s leading corporations, including approximately 96% of the FTSE 100, 89% of the Fortune 1000, and 90% of the Fortune Global 500 companies. We also advise the majority of the world’s leading insurance companies. We work with major corporations, emerging growth companies, governmental agencies and not-for-profit institutions in a wide variety of industries, with many of our client relationships spanning decades. None of the Company’s clients individually represented more than 10% of its consolidated revenue for each of the years ended December 31, 2024, 2023 and 2022. We place insurance with approximately 2,500 insurance carriers, none of which individually accounted for a significant concentration of the total premiums we placed on behalf of our clients in 2024, 2023 or 2022.

Each of Willis Towers Watson Sub Holdings Unlimited Company, Willis Investment UK Holdings Limited, Trinity Acquisition plc, Willis Group Limited and Willis North America Inc. are direct or indirect wholly-owned subsidiaries of Willis Towers Watson Public Limited Company that act as holding companies of each other or other subsidiaries. Each one has been organized under the laws of England and Wales except for Willis Towers Watson Sub Holdings Unlimited Company, which was incorporated in Ireland on August 27, 2015, and Willis North America Inc., which was incorporated in Delaware on December 27, 1928.

For administrative convenience, we utilize the offices of Willis Group Limited as our principal executive offices, located at The Willis Building, 51 Lime Street, London EC3M 7DQ, England. The telephone number is + (44) 20-3124-6000. Our web site address is www.wtwco.com. The information on our website is not a part of this prospectus. Willis North America Inc.’s principal executive offices are located at Brookfield Place, 200 Liberty Street, 6th Floor, New York, New York 10281 and its telephone number is 212-915-8888.

The Newfront Acquisition

On December 9, 2025, we, our wholly-owned subsidiary Napa Merger Sub Inc., Newfront and a representative of Newfront stockholders entered into an Agreement and Plan of Merger, pursuant to which Napa Merger Sub Inc. will merge with and into Newfront, with Newfront continuing as the surviving corporation, and pursuant to which Newfront will become our indirect wholly-owned subsidiary.

Newfront is a modern, technology-enabled insurance brokerage that uses proprietary data and digital tools to facilitate buying and managing business insurance, employee benefits and risk coverage.

The aggregate consideration to be paid in the Newfront Acquisition is up to $1,300,000,000, consisting of (i) approximately $900,000,000 in cash and approximately $150,000,000 in equity to be paid to Newfront employee-shareholders, and (ii) contingent consideration of up to $250,000,000, payable primarily in equity, subject to Newfront’s achievement of specified performance targets. Additionally, up to an incremental $150,000,000 payable primarily in equity would become payable if Newfront achieves above-target revenue growth.

Consummation of the Newfront Acquisition is subject to certain closing conditions, including (i) the expiration or termination of the applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and (ii) the absence of any legal restraints that have the effect of preventing the consummation of the Newfront Acquisition. The closing of the Newfront Acquisition is not subject to any financing condition.

This offering is not conditioned upon, and will be consummated before, the closing of the Newfront Acquisition. If (i) the consummation of the Newfront Acquisition does not occur on or before the Outside Date, (ii) prior to the Outside Date, the Merger Agreement is terminated by us or (iii) we otherwise notify the trustee in writing that we will not pursue the consummation of the Newfront Acquisition, we will be required to redeem the 2036 Notes at a special mandatory redemption price equal to 101% of the principal amount of the 2036 Notes to be redeemed plus accrued and unpaid interest to, but excluding, the Special Mandatory Redemption Date. See “Description of Notes—Special Mandatory Redemption.” The 2031 Notes will not be subject to Special Mandatory Redemption.

Corporate Structure

The following chart summarizes certain relevant aspects of our corporate structure relating to our current outstanding indebtedness and the Notes being offered hereby.

Note: Simplified organization structure that may exclude some intermediate holding companies and intercompany, internal debt. Amounts shown for our senior note debt securities represent the amounts outstanding as of September 30, 2025 unless otherwise indicated.

(1)

Represents $550 million of 4.400% senior notes due 2026 and $272 million of 6.125% senior notes due 2043. The Trinity Debt Securities (as defined below) are guaranteed by Willis Towers Watson Public Limited Company, Willis Towers Watson Sub Holdings Unlimited Company, Willis Investment UK Holdings Limited, Willis Group Limited and Willis North America Inc. See “Description of Other Debt—Senior Debt Securities.” We intend to use the net proceeds from this offering or, if applicable, other financing sources, to, among other things, repay the 4.400% senior notes due 2026 in full.

(2)

Represents a $1.5 billion senior revolving credit facility expiring in October 2030 (the “Revolving Credit Facility”). The borrowers under the Revolving Credit Facility are Trinity Acquisition plc and Willis North America Inc. and it is guaranteed by Willis Towers Watson Public Limited Company, Willis Investment UK Holdings Limited, Willis North America Inc., Willis Group Limited and Willis Towers Watson Sub Holdings Unlimited Company. See “Description of Other Debt—Credit Facility.”

(3)

Represents $748 million of 4.650% senior notes due 2027, $598 million of 4.500% senior notes due 2028, $725 million of 2.950% senior notes due 2029, $743 million of 5.350% senior notes due 2033, $396 million of 5.050% senior notes due 2048, $543 million of 3.875% senior notes due 2049 and $738 million of 5.900% senior notes due 2054. The Willis North America Debt Securities (as defined below) are guaranteed by Willis Towers Watson Public Limited Company, Willis Towers Watson Sub Holdings Unlimited Company, Willis Investment UK Holdings Limited, Trinity Acquisition plc and Willis Group Limited. See “Description of Other Debt—Senior Debt Securities.”

The Offering

Issuer	Willis North America Inc.

Notes Offered	$700,000,000 aggregate principal amount of senior notes due 2031.

$300,000,000 aggregate principal amount of senior notes due 2036.

Interest Rate	The 2031 Notes will bear an interest rate equal to 4.550% per annum.

The 2036 Notes will bear an interest rate equal to 5.150% per annum.

Interest Payment Dates	Interest on the 2031 Notes is payable on March 15 and September 15 of each year, beginning on September 15, 2026.

Interest on the 2036 Notes is payable on March 15 and September 15 of each year, beginning on September 15, 2026.

Maturity Date	The 2031 Notes will mature on March 15, 2031.

The 2036 Notes will mature on March 15, 2036.

Form and Denomination	The Notes will be issued in fully registered form in denominations of $2,000 and in integral multiples of $1,000 in excess thereof.

Ranking	The Notes will be senior unsubordinated unsecured obligations of Willis North America Inc. and will be guaranteed on a senior unsubordinated unsecured basis by Willis Towers Watson Public Limited Company, Willis Towers Watson Sub Holdings Unlimited Company, Willis Investment UK Holdings Limited, Trinity Acquisition plc and Willis Group Limited, and will:

•

rank equally with all of the Issuer’s existing and future unsubordinated and unsecured debt, which includes the 4.650% senior notes due 2027, the 4.500% senior notes due 2028, the 2.950% senior notes due 2029, the 5.350% senior notes due 2033, the 5.050% senior notes due 2048, the 3.875% senior notes due 2049 and the 5.900% senior notes due 2054 (the “Willis North America Debt Securities”);

•

rank equally with the Issuer’s guarantee of all of the existing senior debt of the Parent and the other Guarantors (as defined below), including the Issuer’s guarantee of the 4.400% senior notes due 2026 and the 6.125% senior notes due 2043 (the “Trinity Debt Securities” and, together with the Willis North America Debt Securities, the “Willis Towers Watson Group Debt Securities”) and any debt under the Revolving Credit Facility;

•	be senior in right of payment to all of the Issuer’s future subordinated debt; and

•	be effectively subordinated to all of the Issuer’s future secured debt to the extent of the value of the assets securing such debt.

As of September 30, 2025, after giving effect to this offering and the application of the net proceeds therefrom, including the repayment in full of the 4.400% senior notes due 2026 (and accrued interest thereon), and assuming the Newfront Acquisition is consummated and incremental financing is incurred in the form of debt, the total outstanding senior indebtedness of the Issuer, Parent and the other Guarantors that would rank equally with the Notes would have been approximately $6.5 billion.

Each of the Issuer, Parent and the other Guarantors has only a stockholder’s claim on the assets of its subsidiaries. This stockholder’s claim is junior to the claims that creditors of such subsidiaries have against those subsidiaries. Holders of the Notes will be creditors only of the Issuer, Parent and the other Guarantors and not creditors of Parent’s other subsidiaries. As a result, all the existing and future liabilities of Parent’s non-guarantor subsidiaries, including any claims of trade creditors and preferred stockholders, will be structurally senior to the Notes.

As of September 30, 2025, after giving effect to this offering and the application of the net proceeds therefrom, including the repayment in full of the 4.400% senior notes due 2026 (and accrued interest thereon), and assuming the Newfront Acquisition is consummated and incremental financing is incurred in the form of debt, the non-guarantor subsidiaries of Parent had no outstanding third-party indebtedness, other than ordinary course trade payables. As of and for the nine months ended September 30, 2025, the non-guarantor subsidiaries of Parent represented substantially all of the total assets and accounted for substantially all of the total revenue of Willis Towers Watson prior to consolidating adjustments.

For more information on the ranking of the Notes, see “Description of Notes—Ranking.”

Guarantees	Payment of principal, premium, if any, and interest on the Notes is fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis by Willis Towers Watson Public Limited Company, Willis Towers Watson Sub Holdings Unlimited Company, Willis Investment UK Holdings Limited, Trinity Acquisition plc and Willis Group Limited (the “Guarantors”). Each guarantee will be:

•	a general unsecured obligation of the applicable Guarantor;

•

equal in ranking with any existing or future unsecured debt of such Guarantor that is not expressly subordinated in right of payment to such guarantee, including such Guarantor’s guarantee of the Willis Towers Watson Group Debt Securities, and such Guarantor’s guarantee under the Revolving Credit Facility;

•	senior in right of payment to any existing or future debt of the applicable Guarantor that is expressly subordinated in right of payment to such guarantee; and

•	effectively subordinated to any future secured debt of such Guarantor to the extent of the value of the assets securing such debt.

For more information on the guarantee of the Notes, see “Description of Notes—Guarantees.”

Additional Amounts	Any payments made by or on behalf of the Issuer or any Guarantor with respect to the Notes or any guarantee of the Notes will be made without withholding or deduction for taxes in any relevant Taxing Jurisdiction (as defined below) unless required by law or by the official interpretation or administration thereof. If the Issuer or any Guarantor is required to withhold or deduct such taxes with respect to a payment to the holders of the Notes, the Issuer or such Guarantor will pay the additional amounts necessary so that the net amount received by the holders of the Notes after the withholding or deduction is not less than the amount that they would have received in the absence of the withholding or deduction, subject to certain exceptions. See “Description of Notes—Additional Amounts.”

Early Redemption for Tax Reasons	In the event of certain changes affecting taxation, the Issuer may redeem the Notes of each series in whole, but not in part, at any time upon proper notice, at a redemption price of 100% of the principal amount, plus accrued and unpaid interest, if any, and additional amounts, if any, to the date of redemption. See “Description of Notes—Early Redemption for Tax Reasons.”

Optional Redemption	Subject to the Special Mandatory Redemption, the Issuer may redeem the Notes, in whole or in part, at its option at any time and from time to time, prior to February 15, 2031, with respect to the 2031 Notes (one month prior to the maturity date of the 2031 Notes) (the “2031 Notes Par Call Date”), and prior to December 15, 2035, with respect to the 2036 Notes (three months prior to the maturity date of the 2036 Notes) (the “2036 Notes Par Call Date”) (each, a “Par Call Date”), at a redemption price equal to the greater of (1)(a) as described herein under “Description of Notes—Optional Redemption,” the sum of the present values of the remaining scheduled payments of principal and interest on such series of Notes discounted to the redemption date (assuming the Notes of such series matured on the applicable Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate described herein under “Description of Notes—Optional Redemption” plus 15 basis points, with respect to the 2031 Notes, and 15 basis points, with respect to the 2036 Notes, less (b) interest accrued to, but excluding, the date of redemption, and (2) 100% of the principal amount of the Notes of such series to be redeemed plus, in either case, accrued and unpaid interest thereon to, but excluding, the redemption date.

In addition, the Issuer may redeem the Notes, in whole or in part, at its option at any time and from time to time, on or after the 2031 Notes Par Call Date, with respect to the 2031 Notes, and on or after the 2036 Notes Par Call Date, with respect to the 2036 Notes, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date. See “Description of Notes—Optional Redemption.”

Special Mandatory Redemption	If (i) the consummation of the Newfront Acquisition does not occur on or before the Outside Date, (ii) prior to the Outside Date, the Merger Agreement is terminated by us or (iii) we otherwise notify the trustee in writing that we will not pursue the consummation of the Newfront Acquisition, we will be required to redeem the 2036 Notes at a special mandatory redemption price equal to 101% of the principal amount of the 2036 Notes to be redeemed plus accrued and unpaid interest to, but excluding, the Special Mandatory Redemption Date. See “Description of Notes—Special Mandatory Redemption.” The 2031 Notes will not be subject to Special Mandatory Redemption.

Purchase of Notes Upon a Change of Control Triggering Event	If a Change of Control Triggering Event occurs with respect to a series of Notes, the Issuer will make an offer to each holder of such series of Notes to repurchase all or any part (in excess of $2,000 and in integral multiples of $1,000 principal amount) of that holder’s Notes of such series at a repurchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased plus any accrued and unpaid interest on the Notes repurchased to the date of repurchase, unless the Issuer has redeemed all of the Notes of such series. See “Description of Notes—Purchase of Notes Upon a Change of Control Triggering Event.”

Further Issuances	The Issuer may, from time to time, without notice to or the consent of the holders of either series of the Notes, increase the principal amount of either series of the Notes under the indenture and issue such increased principal amount (or any portion thereof), in which case any additional Notes so issued will have the same form and terms (other than the date of issuance and the public offering price and, under certain circumstances, the date from which interest thereon will begin to accrue and the initial interest payment date), and will carry the same right to receive accrued and unpaid interest, as the Notes of the applicable series previously issued, and such additional Notes will form a single series with the previously issued Notes of such series (including the Notes of such series offered hereby), including for voting purposes; provided that if such additional Notes are not fungible with the previously issued Notes of the relevant series for U.S. federal income tax purposes, such additional Notes will be issued with a different CUSIP, ISIN, Common Code and/or other securities identifier than the identifier used for such previously issued Notes.

Use of Proceeds	The net proceeds from this offering, after deducting the underwriting discount and estimated offering expenses, will be approximately $990 million.

If the Newfront Acquisition closes, we intend to use the net proceeds from this offering, together with other potential funding sources, including incremental debt financing and/or cash on hand, to (i) pay the consideration for the Newfront Acquisition and related fees, costs and expenses and (ii) repay $550 million aggregate principal amount of the 4.400% senior notes due 2026 and related accrued interest, which shall result in the repayment in full of the 4.400% senior notes due 2026. If the Newfront Acquisition does not close, we intend to use the net proceeds from this offering, together with cash on hand, for the repayment in full of the 4.400% senior notes due 2026 and the redemption of the 2036 Notes pursuant to the Special Mandatory Redemption. Any remaining proceeds from this offering will be used for general corporate purposes. This offering is not contingent upon the closing of the Newfront Acquisition. See “Use of Proceeds,” “Summary—The Newfront Acquisition,” “Capitalization” and “Description of Notes—Special Mandatory Redemption.”

Risk Factors	See page S-9 of this prospectus supplement and page 10 of the accompanying prospectus for a discussion of risks you should consider before making an investment in the Notes.

RISK FACTORS

You should carefully consider these risk factors, the risk factors in the accompanying prospectus, the risks described in the documents incorporated by reference in this prospectus, and all of the other information herein and therein before making an investment decision. See the section entitled “Risk Factors” in our 2024 Form 10-K, which is incorporated herein by reference, for additional risk factors that affect us, including, but not limited to, risks relating to our business and risks related to our jurisdiction of incorporation.

Risks Related to the Notes

The Issuer, Willis North America Inc., is a holding company and therefore depends on its subsidiaries to service its obligations under the Notes and other indebtedness. The Issuer’s ability to repay the Notes depends upon the performance of its subsidiaries and their ability to make distributions to the Issuer. Similar constraints apply with respect to the guarantees.

The Issuer depends on its subsidiaries, which conduct the operations of our North American business, for dividends and other payments to generate the funds necessary to meet its financial obligations, including payments of principal and interest on the Notes. However, none of its subsidiaries is obligated to make funds available to the Issuer for payment on the Notes. In addition, legal restrictions and contractual restrictions in agreements governing future indebtedness, as well as financial condition and operating requirements of the Issuer’s subsidiaries, may limit the Issuer’s ability to obtain cash from these subsidiaries. The earnings from, or other available assets of, the Issuer’s subsidiaries may not be sufficient to pay dividends or make distributions or loans to enable the Issuer to make payments in respect of the Notes when such payments are due. In addition, even if such earnings were sufficient, we cannot assure you that the agreements governing the future indebtedness of the Issuer’s subsidiaries will permit such subsidiaries to provide the Issuer with sufficient dividends, distributions or loans to fund interest and principal payments on the Notes offered hereby when due.

Because Parent is also a holding company, and the other Guarantors of the Notes are all direct and indirect subsidiaries of Parent and are also holding companies, the restrictions and constraints described above apply similarly to Parent’s and the other Guarantors’ ability to perform their obligations under the guarantees, including with respect to payments of principal and interest under the Notes.

U.S. federal and state statutes and applicable UK and Irish law may allow courts, under specific circumstances, to void, vary or subordinate guarantees and require noteholders to return payments received from Guarantors.

The Issuer is a Delaware corporation. Willis Towers Watson Public Limited Company and Willis Towers Watson Sub Holdings Unlimited Company are Irish companies. Each other Guarantor is a company organized under the laws of England and Wales.

Obligations of the Guarantors organized under the laws of England and Wales (the “English Guarantors”) under the guarantee of the Notes may not be enforceable in all circumstances under English law. For example, there is a risk that the guarantee may be challenged as unenforceable on the basis that there is an absence of corporate benefit on the part of an English Guarantor or that it is not for the purpose of carrying on the business of the English Guarantor. Under English law, an administrator or liquidator, as applicable, has certain powers to (among other things) apply to the court for such order as the court sees fit (including an order to set aside any transaction) to restore the position to what it would have been if the company had not entered into a transaction with any person at an “undervalue” (as described in the UK Insolvency Act 1986) if: (x) the company has made a gift to another party or received consideration significantly lower than the value of the consideration given by the company, or at an undervalue and for the purpose of putting assets beyond the reach, or otherwise prejudicing the interests, of persons who might claim against it, (y) the transaction was entered into at a time in the period of two years ending with the onset of insolvency or entering administration and (z) the company was unable to pay its debts at the time of the transaction, or became unable to pay its debts as a result. Additionally, if the liquidator or administrator can show that a “preference” was given by a company at a time in the period of six months ending with the onset of insolvency (or two years if the preference is to a “connected person” (as defined in the UK Insolvency Act 1986)), a court can make such order as it see fits to restore the position to what it would have been had the preference not been given (including an order to set aside any transaction).

Under administration and liquidation, there is an effective moratorium preventing third parties from enforcing the majority of their rights against the company by way of proceedings without the prior consent of the administrator or liquidator, or order of the English Court. If consent or an order is not obtained, holders of the Notes may only be able to enforce their rights via collective insolvency proceedings. Recoveries from a guarantor in administration or liquidation could be significantly reduced. The directors of the Guarantor can also apply for a standalone moratorium under the UK Insolvency Act 1986 in certain circumstances, which generally has broadly the same effect as the moratorium under administration and liquidation.

Rights under a guarantee could also be compromised by way of an English law company voluntary arrangement (under the UK Insolvency Act 1986), or a scheme of arrangement or restructuring plan (under the UK Companies Act 2006), all of which can be proposed by the Guarantor itself (subject to certain threshold requirements being satisfied). As a result of such compromise, holders of the Notes may lose their right to bring a claim against the Guarantor and/or only be able to recover a portion of amounts originally recoverable under the guarantee.

In addition to the English statutory insolvency provisions, there may be provisions in English law, including certain fraud-based offences, under which transactions may be set aside and other rights may be exercisable in the event of an English law insolvency process.

The laws of Ireland, the jurisdiction in which Willis Towers Watson Public Limited Company and Willis Towers Watson Sub Holdings Unlimited Company are organized, may limit their ability to guarantee debts. Furthermore, obligations under guarantees may not be enforceable in all circumstances under Irish law. For example, there is a risk that a guarantee from an Irish company may be challenged as unenforceable on the basis that there is an absence of corporate benefit on the part of the guarantor or that it is not for the purpose of carrying on the business of the guarantor. Where an Irish guarantor is a direct or indirect holding company of the subsidiary whose debts are being guaranteed, there is less risk of an absence of a corporate benefit on the basis that the holding company could justify the decision to give a guarantee to protect or enhance its investment in its direct or indirect subsidiary.

In addition, pursuant to Section 604 of the Irish Companies Act 2014, if an Irish company goes into liquidation any payment or any act by it (usually an absolute transfer or a mortgage) relating to property in favor of any creditor which was made or done at a time when the company was unable to pay its debts as they fell due with a view to preferring that creditor over its other creditors and within six months (or two years if that creditor is a “connected person” as defined in Section 559(1) of the Irish Companies Act 2014) before the onset of the liquidation, shall be an unfair preference and invalid.

Also, in circumstances where an Irish company is or is likely to be unable to pay its debts, then that company, the directors of that company, a contingent, prospective or actual creditor of that company, or certain shareholders of that company may be entitled to petition the court for the appointment of an examiner to the company. The examiner, once appointed, has the power to set aside contracts and arrangements entered into by the company after this appointment and, in certain circumstances, can avoid a negative pledge given by the company prior to this appointment. No proceedings of any sort may be commenced against an Irish company in examinership (for the duration of the period of protection afforded to the company by the appointment of an examiner), save, in certain circumstances, for certain employee claims against the company. If an examiner is appointed to an Irish guarantor, there may be a delay in enforcing payment obligations contained in a guarantee given by any such guarantor. There is also the potential risk that a compromise or scheme of arrangement will be approved in the examinership involving the writing down or rescheduling of any payment obligations owed by an Irish guarantor under a guarantee.

Under the U.S. federal bankruptcy law and comparable provisions of state fraudulent transfer laws, a guarantee could be voided, or claims in respect of a guarantee could be subordinated to all other debts of the Guarantor if, among other things, the Guarantor, at the time it incurred the indebtedness evidenced by its guarantee (1) issued the guarantee with the intent of hindering, delaying or defrauding any current or future creditor or contemplated insolvency with a design to favor one or more creditors to the total or partial exclusion of other creditors or (2) received less than reasonably equivalent value or fair consideration for issuing its guarantee and:

•	was insolvent or rendered insolvent by reason of such incurrence; or

•	was engaged in a business or transaction for which the Guarantor’s remaining assets constituted unreasonably small capital; or

•	intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature.

In addition, any payment by that Guarantor pursuant to its guarantee could be voided and required to be returned to the Guarantor, or to a fund for the benefit of the creditors of the Guarantor.

On the basis of historical financial information, recent operating history and other factors, we believe, after giving effect to the debt incurred by us and the Guarantors in connection with this offering of Notes, neither we nor the Guarantors will be insolvent, will have unreasonably small capital for the business in which we are engaged or will have incurred debts beyond each of our ability to pay such debts as they mature. We believe that the guarantees will not be issued at less than fair value, that they are being issued in good faith for purposes of carrying on the Guarantors’ business and that there are reasonable grounds for believing that this offering of Notes will benefit the Guarantors. However, we cannot assure you as to what standard a court would apply in making such determinations or that a court would agree with our conclusions in this regard.

English law and Irish law differ from the laws in effect in the United States and may afford less protection to holders of our securities.

It may not be possible to effect service of process within the United States on us or to enforce court judgments obtained in the United States against us in England or Ireland based on the civil liability provisions of the U.S. federal or state securities laws. In addition, there is some uncertainty as to whether the courts of England or the courts of Ireland would recognize or enforce judgments of U.S. courts obtained against us or our directors or officers based on the civil liabilities provisions of the U.S. federal or state securities laws or hear actions against us or those persons based on those laws.

Awards of punitive damages in actions brought in the United States or elsewhere may be unenforceable in England or Ireland. Investors may also have difficulties enforcing, in original actions brought in jurisdictions outside the United States, liabilities under the U.S. securities laws.

We have been advised that the United States currently does not have a treaty with England and Wales or Ireland providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters. Therefore, a final judgment for the payment of money rendered by any U.S. federal or state court based on civil liability, whether or not based solely on U.S. federal or state securities laws, would not be directly enforceable in England or in Ireland. While not directly enforceable, it is possible for a final judgment for the payment of money rendered by any U.S. federal or state court based on civil liability to be enforced in England or in Ireland through common law rules. However, this process is subject to numerous established principles and would involve the commencement of a new set of proceedings in each of England and Ireland to enforce the judgment.

The Issuer may not be able to repurchase the Notes upon a change of control.

Under certain circumstances, and upon the occurrence of specific kinds of change of control events, the Issuer will be required to offer to repurchase all outstanding Notes of either series at 101% of their principal amount plus accrued and unpaid interest. The source of funds for any such purchase of the Notes will be the

Issuer’s available cash or cash generated from its subsidiaries’ operations or other sources, including borrowings, sales of assets or sales of equity. The Issuer may not be able to repurchase the Notes upon a change of control because the Issuer may not have sufficient financial resources to purchase all of the Notes that are tendered upon a change of control. Accordingly, the Issuer may not be able to satisfy its obligations to purchase the Notes unless it is able to refinance or obtain waivers under the instruments governing that indebtedness. The Issuer’s failure to repurchase the Notes upon a change of control would cause a default under the indenture and a cross-default under the instruments governing our Revolving Credit Facility and the indentures governing the Willis Towers Watson Group Debt Securities. The instruments governing the Revolving Credit Facility also provide that a change of control will be a default that permits lenders to accelerate the maturity of borrowings and commitments thereunder. Any of the Issuer’s future debt agreements may contain similar provisions.

Changes in our credit ratings may adversely affect your investment in the Notes.

The ratings of debt rating agencies assigned to the Notes are not recommendations to purchase, hold or sell the Notes, inasmuch as the ratings do not comment as to market prices or suitability for a particular investor, are limited in scope, and do not address all material risks relating to an investment in the Notes, but rather reflect only the view of each rating agency at the time the rating is issued. The ratings are based on current information furnished to the rating agencies by us and information obtained by the rating agencies from other sources. An explanation of the significance of such ratings may be obtained from such rating agency. There can be no assurance that such credit ratings will remain in effect for any given period of time or that such ratings will not be lowered, suspended or withdrawn entirely by the rating agencies, if, in each rating agency’s judgment, circumstances so warrant. Actual or anticipated changes or downgrades in our credit ratings, including any announcement that our ratings are under further review for a downgrade, could affect the market value and liquidity of the Notes and increase our corporate borrowing costs.

Active trading markets may not be maintained for the Notes and you may not be able to resell your Notes.

The Notes will be registered under the Securities Act, but will constitute new issues of securities with no established trading markets, and we cannot assure you as to:

•	the liquidity of any trading markets that may be maintained;

•	the ability of holders to sell their Notes; or

•	the prices at which the holders would be able to sell their Notes.

Although we intend to list the Notes for trading on the TISE, no assurance can be given that active trading markets for the Notes will develop or be maintained.

If trading markets were to develop, the Notes might trade at higher or lower prices than their principal amounts or purchase prices, depending on many factors, including, among other things, prevailing interest rates, the outstanding amount of Notes, the market for similar Notes and our financial performance.

We understand that the underwriters presently intend to make markets in the Notes. However, they are not obligated to do so, and any market-making activity with respect to the Notes may be discontinued at any time without notice. In addition, any market-making activity will be subject to the limits imposed by the Securities Act and the Exchange Act, and may be limited during the offering of the Notes. We cannot assure you that active trading markets will exist for the Notes or that any trading markets that do develop will be liquid.

We may be required to redeem the 2036 Notes and may not have or be able to obtain all the funds necessary to redeem such notes. In addition, if we are required to redeem such notes, you may not obtain your expected return on the redeemed notes.

Our ability to consummate the Newfront Acquisition is subject to various closing conditions, many of which are beyond our control, and we may not be able to consummate the Newfront Acquisition prior to the Special Mandatory Redemption Trigger Date (as defined herein), or at all. If (i) the consummation of the Newfront

Acquisition does not occur on or before the Outside Date, (ii) prior to the Outside Date, the Merger Agreement is terminated by us or (iii) we otherwise notify the trustee in writing that we will not pursue the consummation of the Newfront Acquisition, we will be required to redeem the 2036 Notes at a special mandatory redemption price equal to 101% of the aggregate principal amount of the 2036 Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the Special Mandatory Redemption Date. The 2031 Notes will not be subject to Special Mandatory Redemption.

There is no escrow account for, or security interest in, the proceeds of this offering for the benefit of holders of the 2036 Notes, and such holders will therefore be subject to the risk that we may not have or be able to obtain all the funds necessary to redeem the 2036 Notes.

In addition, if we redeem the 2036 Notes pursuant to the Special Mandatory Redemption, holders of the 2036 Notes may not obtain their expected return on such notes and may not be able to reinvest the proceeds from a Special Mandatory Redemption in an investment that results in a comparable return. Your decision to invest in the 2036 Notes is made at the time of the offering of such notes, and you will have no right to opt out of the special mandatory redemption provisions of those notes. You will have no rights under the special mandatory redemption provisions as long as the Newfront Acquisition is consummated on or prior to the dates described above, nor will you have any right to require us to repurchase your 2036 Notes if, between the closing of this offering and the closing of the Newfront Acquisition, we experience any changes in our business or financial condition, or if the terms of the Newfront Acquisition or the financing thereof change.

For a description of the special mandatory redemption provisions, see “Description of Notes—Special Mandatory Redemption” in this prospectus supplement.

The Newfront Acquisition may not be completed as expected.

We intend to apply the net proceeds from the offering of the 2036 Notes, and, if applicable, the net proceeds from the offering of the 2031 Notes, to pay the consideration for the Newfront Acquisition and to pay related fees, costs and expenses. However, it is possible that the Newfront Acquisition may not be completed, or may not be completed in the timeframe, on the terms or in the manner currently anticipated, as a result of a number of factors, including, among other things, the failure of one or more of the conditions to closing. Any such failure to consummate the Newfront Acquisition as expected could have a negative impact on our business and the trading price of our securities.

In addition, we are not required to provide and are not providing historical financial information of Newfront or pro forma financial statement information reflecting the impact of the Newfront Acquisition on our historical financial position and operating results in connection with this offering. As a result, you will be required to determine whether to participate in this offering without the benefit of any such information.

The Merger Agreement and related documents may be amended or modified without your consent.

Between the time of the issuance of the Notes and the consummation of the Newfront Acquisition, the parties to the Merger Agreement or other related transaction documents may agree to modify or waive the terms or conditions of such documents without noteholder consent, including to extend, amend, waive or otherwise modify the Termination Date, as such term is defined in the Merger Agreement. The requirements for a Special Mandatory Redemption will not preclude the transaction parties from making certain changes to the terms of the Merger Agreement or from waiving certain conditions to the Newfront Acquisition, which may adversely affect your investment in the Notes.

USE OF PROCEEDS

The net proceeds from this offering, after deducting the underwriting discount and estimated offering expenses, will be approximately $990 million.

If the Newfront Acquisition closes, we intend to use the net proceeds from this offering, together with other potential funding sources, including incremental debt financing and/or cash on hand, to (i) pay the consideration for the Newfront Acquisition and related fees, costs and expenses and (ii) repay $550 million aggregate principal amount of the 4.400% senior notes due 2026 and related accrued interest, which shall result in the repayment in full of the 4.400% senior notes due 2026. If the Newfront Acquisition does not close, we intend to use the net proceeds from this offering, together with cash on hand, for the repayment in full of the 4.400% senior notes due 2026 and the redemption of the 2036 Notes pursuant to the Special Mandatory Redemption. Any remaining proceeds from this offering will be used for general corporate purposes. This offering is not contingent upon the closing of the Newfront Acquisition. See “Use of Proceeds,” “Summary—The Newfront Acquisition,” “Capitalization” and “Description of Notes—Special Mandatory Redemption.”

The 4.400% senior notes due 2026 will mature on March 15, 2026.

CAPITALIZATION

The following table presents the consolidated capitalization of Willis Towers Watson Public Limited Company as of September 30, 2025, (a) on a historical basis; (b) on an as adjusted basis (assuming the Newfront Acquisition occurs) to give effect to:

•	this offering,

•	the payment of the consideration for the Newfront Acquisition with the proceeds of this offering, and

•

the repayment of approximately $550 million aggregate principal amount of our 4.400% senior notes due 2026 (and accrued interest thereon) at maturity, assuming incremental debt financing, which shall result in the repayment in full of the 4.400% senior notes due 2026; and

(c) on an as adjusted basis (assuming the Newfront Acquisition is not consummated) to give effect to:

•	this offering,

•	the Special Mandatory Redemption, and

•

the repayment of approximately $550 million aggregate principal amount of our 4.400% senior notes due 2026 (and accrued interest thereon) at maturity with the proceeds of this offering, which shall result in the repayment in full of the 4.400% senior notes due 2026.

You should read this table in conjunction with our unaudited condensed consolidated financial statements for the nine months ended September 30, 2025 and the related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” incorporated by reference from our 2025 Third Quarter Form 10-Q.

	As of September 30, 2025	Adjusted, as of September 30, 2025 (assuming the Newfront Acquisition is consummated)	Adjusted, as of September 30, 2025 (assuming the Newfront Acquisition is not consummated)
	($ in millions)
Cash:
Cash and cash equivalents	$1,895	$2,220	$2,042

Debt(i):
Revolving Credit Facility(ii)	$—	$—	$—
Incremental debt financing(iii)	—	775	—
2031 Notes offered hereby	—	700	700
2036 Notes offered hereby	—	300	—
4.400% Senior Notes due 2026	550	—	—
4.650% Senior Notes due 2027	748	748	748
4.500% Senior Notes due 2028	598	598	598
2.950% Senior Notes due 2029	725	725	725
5.350% Senior Notes due 2033	743	743	743
6.125% Senior Notes due 2043	272	272	272
5.050% Senior Notes due 2048	396	396	396
3.875% Senior Notes due 2049	543	543	543
5.900% Senior Notes due 2054	738	738	738

Total debt	$5,313	$6,538	$5,463

	As of September 30, 2025	Adjusted, as of September 30, 2025 (assuming the Newfront Acquisition is consummated)	Adjusted, as of September 30, 2025 (assuming the Newfront Acquisition is not consummated)
	($ in millions)
Shareholders’ equity:
Total Willis Towers Watson shareholders’ equity	7,735	7,735	7,735
Non-controlling interests	75	75	75

Total equity	7,810	7,810	7,810

Total capitalization	$13,123	$14,348	$13,273

(i)

The Company adopted Financial Accounting Standards Board-issued Accounting Standards Update No. 2015-03 “Simplifying the Presentation of Debt Issuance Costs” and therefore debt issuance costs related to the recognized debt liability are reported in the balance sheet as a direct deduction from the face amount of that liability.

(ii)	The Revolving Credit Facility provides availability of $1.5 billion. As of September 30, 2025 we had all $1.5 billion of borrowing capacity available to draw against the Revolving Credit Facility.
(iii)

In the event of the closing of the Newfront Acquisition, we will require additional financing sources, including potential incremental debt financing, to fund both the payment of consideration and related fees and expenses of the Newfront Acquisition and repayment in full at maturity of the 4.400% Senior Notes due 2026 (including accrued interest). For purposes of this prospectus supplement, including this section entitled “Capitalization,” we have assumed the incurrence of $775.0 million of incremental debt financing.

DESCRIPTION OF OTHER DEBT

The following is intended to provide a summary of certain of the terms of the agreements and instruments that govern our material outstanding indebtedness described below. The following is only a summary, is not a complete description of all the terms of such agreements and instruments and is qualified in its entirety by reference to the full text of the agreements and instruments that govern our material outstanding indebtedness and the agreements and instruments, which are filed with the SEC as exhibits to our 2024 Form 10-K and 2025 Third Quarter Form 10-Q, as applicable. Additionally, capitalized terms used in this “Description of Other Debt” section but not otherwise defined, are as defined in the relevant agreement or instrument. Readers should review the agreements and instruments for a complete understanding of their terms and conditions.

Credit Facility

General Description

Revolving Credit Facility

Parent, together with its wholly owned subsidiary, Trinity Acquisition plc, and its indirect subsidiary, Willis North America Inc. (together, Trinity Acquisition plc and Willis North America Inc., and any additional designated borrower party thereto, the “Borrowers”) are parties to a third amended and restated credit agreement dated as of October 17, 2025 (as amended, supplemented or otherwise modified from time to time, the “Third Amended and Restated Parent Credit Agreement”), with certain senior lenders and Barclays Bank PLC, as administrative agent, pursuant to which the lenders named therein provided us with up to $1.5 billion in financing through the Revolving Credit Facility. The Third Amended and Restated Parent Credit Agreement replaced that certain credit agreement dated as of October 6, 2021, which consisted of a $1.5 billion senior revolving credit facility. The final maturity date of the Revolving Credit Facility is October 17, 2030, being the date that is five years from the closing date of the Third Amended and Restated Parent Credit Agreement (unless extended in accordance with the terms thereof).

Conditions to Borrowings

Revolving Credit Facility

Drawdowns under the Revolving Credit Facility are subject to the conditions precedent that, among other things, on the date the drawdown is requested and on the drawdown date, (i) no default is continuing or would occur as a result of that drawdown or application of the proceeds thereof and (ii) the accuracy and completeness in all material respects of customary representations and warranties in the loan documentation.

Interest Rates, Fees and Prepayments

Revolving Credit Facility

Amounts outstanding under the Revolving Credit Facility bear interest at a rate equal to (a) the Term Benchmark or Daily Simple RFR (each as defined therein) (as applicable based on the currency of the loan) plus an applicable margin of between 0.750% to 1.375% per annum (based upon Parent’s guaranteed senior-unsecured long term debt rating) or (b) the Base Rate (as defined therein) plus an applicable margin of between 0.00% to 0.375% per annum (based upon Parent’s guaranteed senior-unsecured long term debt rating). In addition, Trinity Acquisition plc will pay (a) a commitment fee on the unused commitments under the Revolving Credit Facility at a rate per annum between 0.065% to 0.150% (based upon Parent’s guaranteed senior-unsecured long term debt rating) and (b) a letter of credit fee for each outstanding letter of credit equal to (i) the daily amount available to be drawn under such letter of credit multiplied by (ii) a rate per annum between 0.750% to 1.375% (based upon Parent’s guaranteed, senior unsecured long-term debt rating).

Voluntary prepayments are permitted under the Revolving Credit Facility without penalty or premium in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof, or, in each case, if less, the entire principal amount thereof then outstanding. In addition, the Revolving Credit Facility requires mandatory prepayment in certain circumstances.

Guarantees

All of the Borrowers’ obligations under the Revolving Credit Facility are unconditionally guaranteed on a senior basis by (A) Parent, (B) each Borrower (with respect to the obligations of the other Borrowers) and (C) Trinity Acquisition plc’s affiliates: (i) Willis Group Limited, (ii) Willis Investment UK Holdings Limited and (iii) Willis Towers Watson Sub Holdings Unlimited Company.

Further Incremental Facilities and Maturity Extensions

Subject to compliance with certain customary conditions precedent, Trinity Acquisition plc has the right under the Revolving Credit Facility, from time to time and on one or more occasions, to increase the revolving commitments in an aggregate amount for all such incremental revolving commitments not to exceed $500 million. Trinity Acquisition plc also have the right, on up to two occasions, to request an extension of the maturity date of the Revolving Credit Facility by one year, subject to certain requirements set forth in the Third Amended and Restated Parent Credit Agreement.

Covenants

Parent and Trinity Acquisition plc are subject to various affirmative and negative covenants and reporting obligations under the Revolving Credit Facility. These include, among others, limitations on subsidiary indebtedness, liens, certain investments, fundamental changes, sale of all or substantially all of the assets of the Company and its subsidiaries (on a consolidated basis), and maintenance of certain financial covenants, subject, in each case, to certain exceptions and baskets set forth in the Third Amended and Restated Parent Credit Agreement.

Events of Default

Events of default under the Revolving Credit Facility include non-payment of amounts due to the lenders, violation of covenants, incorrect representations, defaults under other material indebtedness, judgments and specified insolvency-related events, certain ERISA (as defined herein) events and invalidity of loan documents, subject to, specified thresholds, cure periods and exceptions set forth in the Third Amended and Restated Parent Credit Agreement.

Senior Debt Securities

In September 2018, Willis North America Inc. issued $600 million of 4.500% senior notes due 2028 and $400 million of 5.050% senior notes due 2048. In September 2019, Willis North America Inc. issued $450 million of 2.950% senior notes due 2029 and $550 million of 3.875% senior notes due 2049. In May 2020, Willis North America Inc. issued an additional $275 million of 2.950% senior notes due 2029, such notes constituting an additional series of the 2.950% senior notes due 2029 issued in September 2019. In May 2022, Willis North America Inc. issued $750 million of 4.650% senior notes due 2027. In May 2023, Willis North America Inc. issued $750 million of 5.350% senior notes due 2033. In February 2024, Willis North America Inc. issued $750 million of its 5.900% Senior Notes due 2054. Such senior notes are collectively referred to as the “Willis North America Debt Securities.”

In August 2013, Trinity Acquisition plc issued $275 million of 6.125% senior notes due 2043. In March 2016, Trinity Acquisition plc issued $550 million of 4.400% senior notes due 2026. Such senior notes are collectively referred to as the “Trinity Debt Securities” and, together with the Willis North America Debt

Securities, the “Willis Towers Watson Group Debt Securities.” We intend to use the net proceeds from this offering or, if applicable, other financing sources, to repay the 4.400% senior notes due 2026 in full.

The Willis Towers Watson Group Debt Securities are senior, unsecured obligations, ranking equal with all of Willis Towers Watson Group’s existing and future senior debt, senior in right of payment to all of Willis Towers Watson Group’s future subordinated debt and effectively subordinated to all of Willis Towers Watson’s future secured debt to the extent of the value of the assets securing such debt.

The Willis North America Debt Securities are fully and unconditionally guaranteed on a senior, unsecured basis by Willis Towers Watson Public Limited Company, Willis Towers Watson Sub Holdings Unlimited Company, Willis Investment UK Holdings Limited, Trinity Acquisition plc and Willis Group Limited, which collectively comprise all of the direct and indirect parent entities of Willis North America Inc.

The Trinity Debt Securities are fully and unconditionally guaranteed on a senior, unsecured basis by Willis Towers Watson Public Limited Company, Willis Towers Watson Sub Holdings Unlimited Company, Willis Investment UK Holdings Limited, Willis Group Limited and Willis North America Inc.

Willis North America Inc. may redeem the Willis North America Debt Securities in whole at any time or in part from time to time at “make-whole” redemption prices, plus, accrued and unpaid interest, if any, to the redemption date.

Trinity Acquisition plc may redeem the Trinity Debt Securities in whole at any time or in part from time to time at “make-whole” redemption prices, plus, accrued and unpaid interest, if any, to the redemption date.

The Willis Towers Watson Group Debt Securities contain certain restrictive covenants which limit, subject to certain exceptions, the ability of Willis Towers Watson Public Limited Company and its subsidiaries to, among other things:

•	incur liens;

•	dispose of Significant Subsidiaries (as defined in the base indentures governing the Willis Towers Watson Group Debt Securities); and

•	merge, consolidate or sell assets.

The Willis Towers Watson Group Debt Securities also contain certain customary events of default.

DESCRIPTION OF NOTES

The following is a description of the material terms of the Notes offered pursuant to this prospectus supplement. This description supplements, and to the extent inconsistent, modifies the description of the general terms and provisions of the debt securities that is set forth in the accompanying prospectus under “Description of Securities.” To the extent the description in this prospectus supplement is inconsistent with the description contained in the accompanying prospectus, you should rely on the description in this prospectus supplement.

The Notes will be issued under the indenture, dated as of May 16, 2017 (the “base indenture”), as supplemented by (i) the second supplemental indenture, dated as of August 11, 2017 (the “second supplemental indenture,” (ii) the eighth supplemental indenture, dated as of December 16, 2024 (the “eighth supplemental indenture,” and (iii) the ninth supplemental indenture, to be dated as of December 22, 2025 (the “ninth supplemental indenture”), each among the Issuer, the guarantors party thereto and Computershare Trust Company, N.A. as successor to Wells Fargo Bank, National Association, as trustee (the “trustee”). In this section, we refer to the indenture, together with the second supplemental indenture, the eighth supplemental indenture and the ninth supplemental indenture, as the “indenture.” The following statements with respect to the Notes are summaries of the provisions of the Notes and the indenture. We urge you to read such documents in their entirety because they, and not this description, will define your rights as holders of the Notes. Copies of the base indenture, the second supplemental indenture and the eighth supplemental indenture are filed as exhibits to the registration statement of which this prospectus supplement and the accompanying prospectus are a part.

General

The Issuer will issue the 2031 Notes in the principal amount of $700 million and the 2036 Notes in the principal amount of $300 million. As described under “—Further Issuances,” under the indenture the Issuer can issue additional Notes of either series at later dates. In addition, the Issuer can issue additional series of debt securities without limitation as to aggregate principal amount under the indenture in the future.

The Notes will be issued only in registered form without coupons in denominations of $2,000 and any integral multiple of $1,000 above that amount. The Notes will be represented by global certificates registered in the name of a nominee of The Depository Trust Company, which we refer to in this prospectus supplement as DTC, as described under “—Book-Entry, Delivery and Form.”

The trustee, through its corporate trust office, is the Issuer’s paying agent and security registrar in respect of the Notes. The current location of such corporate trust office for such purposes is 1505 Energy Park Drive, St. Paul, MN 55108, Attention: CCT Administrator for Willis Towers Watson. So long as the Notes are issued in the form of global certificates, payments of principal, interest and premium, if any, will be made by the Issuer through the paying agent to DTC.

The Notes will not be entitled to the benefit of any sinking fund.

Payments

The 2031 Notes will mature on March 15, 2031 and the 2036 Notes will mature on March 15, 2036.

Interest on the 2031 Notes is payable semi-annually in arrears on March 15 and September 15 of each year, beginning on September 15, 2026 and interest on the 2036 Notes is payable semi-annually in arrears on March 15 and September 15 of each year, beginning on September 15, 2026. The Issuer will pay interest to those persons who were holders of record of the 2031 Notes on March 1 or September 1 (whether or not a business day) immediately preceding the applicable interest payment date and to those persons who were holders of record of the 2036 Notes on March 1 or September 1 (whether or not a business day) immediately preceding the applicable interest payment date. Interest on the Notes will accrue from December 22, 2025. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Further Issuances

The Issuer may, from time to time, without notice to or the consent of the holders of the Notes, increase the principal amount of the Notes of either series under the indenture and issue such increased principal amount (or any portion thereof), in which case any additional Notes of such series so issued will have the same form and terms (other than the date of issuance and the public offering price and, under certain circumstances, the date from which interest thereon will begin to accrue and the initial interest payment date), and will carry the same right to receive accrued and unpaid interest, as the Notes of the applicable series previously issued, and such additional Notes will form a single series with the previously issued Notes of such series (including the Notes of such series offered hereby), including for voting purposes; provided that if such additional Notes are not fungible with the previously issued Notes of such series for U.S. federal income tax purposes, such additional Notes will be issued with a different CUSIP, ISIN, Common Code and/or other securities identifier than the identifier used for such previously issued Notes.

Ranking

The Notes are senior unsubordinated unsecured obligations of the Issuer and will be guaranteed on a senior unsubordinated unsecured basis by Willis Towers Watson Public Limited Company, Willis Towers Watson Sub Holdings Unlimited Company, Willis Investment UK Holdings Limited, Trinity Acquisition plc and Willis Group Limited and will:

•	rank equally with all of the Issuer’s existing and future unsubordinated and unsecured debt, including the Willis North America Debt Securities;

•

rank equally with the Issuer’s guarantee of all of the existing senior debt of the Parent and the other Guarantors, including the Willis Towers Watson Group Debt Securities and any debt under the Revolving Credit Facility;

•	be senior in right of payment to all of the Issuer’s future subordinated debt; and

•	be effectively subordinated to all of the Issuer’s future secured debt to the extent of the value of the assets securing such debt.

As of September 30, 2025, after giving effect to this offering and the application of the net proceeds therefrom to repay the 4.400% senior notes due 2026 (and accrued interest thereon) in full, and assuming the Newfront Acquisition is consummated and incremental financing is incurred in the form of debt, the total outstanding senior indebtedness of the Issuer, Parent and the other Guarantors that would rank equally with the Notes would have been approximately $6.5 billion.

Each of the Issuer, Parent and the other Guarantors has only a stockholder’s claim on the assets of its subsidiaries. This stockholder’s claim is junior to the claims that creditors of such subsidiaries have against those subsidiaries. Holders of the Notes are only creditors of the Issuer, Parent and the other Guarantors and not creditors of Parent’s other subsidiaries. As a result, all of the existing and future liabilities of Parent’s non-guarantor subsidiaries, including any claims of trade creditors and preferred stockholders, are structurally senior to the Notes.

As of September 30, 2025, after giving effect to this offering and the application of the net proceeds therefrom, including the repayment in full of the 4.400% senior notes due 2026 (and accrued interest thereon), and assuming the Newfront Acquisition is consummated and incremental financing is incurred in the form of debt, the non-guarantor subsidiaries of Parent had no outstanding third-party indebtedness, other than ordinary course trade payables. As of and for the nine months ended September 30, 2025, the non-guarantor subsidiaries of Parent represented substantially all of the total assets and accounted for substantially all of the total revenue of Willis Towers Watson prior to consolidating adjustments.

The Issuer’s subsidiaries have other liabilities, including contingent liabilities that may be significant. The indenture does not contain any limitations on the amount of additional debt that the Issuer and its subsidiaries may incur. The amounts of this debt could be substantial, and this debt may be debt of the Issuer’s subsidiaries, in which case this debt would be effectively senior in right of payment to the Notes.

The Notes are obligations exclusively of the Issuer. Substantially all of its operations are conducted through its subsidiaries. Therefore, the Issuer’s ability to service its debt, including the Notes, is dependent upon the earnings of its subsidiaries and their ability to distribute those earnings as dividends, loans or other payments to the Issuer. Certain laws restrict the ability of these subsidiaries to pay dividends and make loans and advances to the Issuer. In addition, such subsidiaries may enter into contractual arrangements that limit their ability to pay dividends and make loans and advances to the Issuer.

Guarantees

The Issuer’s obligations under the indenture are fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis by each of the Guarantors pursuant to the terms of the indenture. Each Guarantee will be:

•	a general unsecured obligation of the applicable Guarantor;

•

equal in ranking with any existing or future unsecured debt of such Guarantor that is not expressly subordinated in right of payment to such Guarantee, including such Guarantor’s guarantee of the Willis Towers Watson Group Debt Securities and such Guarantor’s guarantee under the Revolving Credit Facility;

•	senior in right of payment to any existing or future debt of the applicable Guarantor that is expressly subordinated in right of payment to such Guarantee; and

•	effectively subordinated to any future secured debt of such Guarantor to the extent of the value of the assets securing such debt.

As of September 30, 2025, after giving effect to this offering and the application of the net proceeds therefrom to repay the 4.400% senior notes due 2026 (and accrued interest thereon) in full, and assuming the Newfront Acquisition is consummated and incremental financing is incurred in the form of debt, the total outstanding debt of the Guarantors in the aggregate would have been approximately $6.5 billion (including such Guarantors’ guarantees of other outstanding debt).

The obligations of each Guarantor under its Guarantee are limited so as not to constitute a fraudulent conveyance under applicable foreign, U.S. Federal, state or other laws. Each Guarantor that makes a payment or distribution under its Guarantee is entitled to a contribution from the other Guarantors in a pro rata amount based on the net assets of each Guarantor determined in accordance with U.S. GAAP.

The Guarantee of a Guarantor (other than the Parent) will be deemed automatically discharged and released in accordance with the terms of the indenture:

•

upon the merger or consolidation of such Guarantor with or into any person other than the Issuer or a subsidiary or affiliate of the Issuer where such Guarantor is not the surviving entity of such consolidation or merger; or the sale, exchange or transfer to any person not an affiliate of the Issuer of all the capital stock in, or all or substantially all the assets of, such Guarantor, provided however, that in the case of each above, such merger, consolidation, sale, exchange or transfer is made in accordance with the indenture and the successor person or transferee has assumed all of the obligations of such Guarantor under the indenture and the securities; or

•	upon the release or discharge of the indebtedness that resulted in the obligation of the Guarantor to guarantee the Notes.

Optional Redemption

Subject to the provisions described under “—Special Mandatory Redemption,” prior to February 15, 2031, with respect to the 2031 Notes (one month prior to the maturity date of the 2031 Notes) (the “2031 Notes Par Call Date”), and prior to December 15, 2035, with respect to the 2036 Notes (three months prior to the maturity date of the 2036 Notes) (the “2036 Notes Par Call Date”) (each, a “Par Call Date”), the Issuer may redeem the Notes of such series at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1)

(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Notes of such series matured on the applicable Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points, with respect to the 2031 Notes, and 15 basis points, with respect to the 2036 Notes, less (b) interest accrued to, but excluding, the date of redemption, and

(2)	100% of the principal amount of the Notes of such series to be redeemed, plus, in either case, accrued and unpaid interest thereon to, but excluding, the redemption date.

In addition, on or after the 2031 Par Call Date, with respect to the 2031 Notes, and on or after the 2036 Par Call Date, with respect to the 2036 Notes the Issuer may redeem the Notes of such series, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date.

For purposes of this section “Optional Redemption,” the following term has the following meaning:

“Treasury Rate” means, with respect to any redemption date, the yield determined by the Issuer in accordance with the following two paragraphs.

The Treasury Rate will be determined by the Issuer after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Issuer shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the applicable Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the applicable Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 TCM or any successor designation or publication is no longer published, the Issuer shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the applicable Par Call Date, as applicable. If there is no United States Treasury security maturing on the applicable Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the applicable Par Call Date, one with a maturity date preceding the applicable Par Call Date and one with a maturity date following the applicable Par Call Date, the Issuer shall select the United States Treasury security with a maturity date preceding the applicable Par Call Date. If there are two or more United States Treasury securities maturing on the applicable Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Issuer shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

The Issuer’s actions and determinations in determining the redemption price will be conclusive and binding for all purposes, absent manifest error. The trustee will not be responsible or liable for determining, confirming or verifying the redemption price.

Special Mandatory Redemption

If (i) the consummation of the Newfront Acquisition does not occur on or before the later of (a) 5:00 p.m. Eastern Time on September 9, 2026, and (b) such date to which the “Termination Date” under the Merger Agreement, as in effect on the closing date of this offering, may be extended, amended, waived or otherwise modified by the parties to the Merger Agreement (such later date, the “Outside Date”), (ii) prior to the Outside Date, the Merger Agreement is terminated by us or (iii) we otherwise notify the trustee in writing that we will not pursue the consummation of the Newfront Acquisition (the earlier of the date of delivery of such notice described in clause (iii), the Outside Date and the date the Merger Agreement is terminated, the “Special Mandatory Redemption Trigger Date”), we will be required to redeem the 2036 Notes (such redemption, the “Special Mandatory Redemption”), at a special mandatory redemption price equal to 101% of the principal amount of the 2036 Notes to be redeemed plus accrued and unpaid interest to, but excluding, the Special Mandatory Redemption Date (as defined below) (the “Special Mandatory Redemption Price”).

In the event that we become obligated to redeem the 2036 Notes pursuant to the Special Mandatory Redemption, we will promptly, and in any event not more than five business days after the Special Mandatory Redemption Trigger Date, deliver written notice to the trustee of the Special Mandatory Redemption and the date upon which such notes will be redeemed (the “Special Mandatory Redemption Date,” which date shall be no earlier than the third business day and no later than 30 days following the date of such notice) together with a notice of Special Mandatory Redemption for the trustee to deliver to each registered holder of notes to be redeemed. The trustee will then promptly mail or deliver electronically if such notes are held by any depositary (including, without limitation, DTC) in accordance with such depositary’s customary procedures, such notice of Special Mandatory Redemption to each registered holder of notes to be redeemed at its registered address. Unless we default in payment of the Special Mandatory Redemption Price, on and after such Special Mandatory Redemption Date, interest will cease to accrue on the notes to be redeemed.

Upon the closing of the Newfront Acquisition, the foregoing provisions regarding the Special Mandatory Redemption will cease to apply.

The 2031 Notes will not be subject to Special Mandatory Redemption.

Early Redemption for Tax Reasons

The Notes of either series may be redeemed at the option of the Issuer in whole, but not in part, at any time upon not less than 10 nor more than 60 days prior notice delivered electronically or by first-class mail, with a copy to the trustee, to the registered address of each holder or otherwise delivered in accordance with the applicable procedures of the depositary, if:

(i)

on the occasion of the next payment due under the Notes of such series, the Issuer, or any Guarantor, has or is reasonably likely to become obliged to pay Additional Amounts (as defined below) as a result of any change in, or amendment to, the laws or regulations of a Taxing Jurisdiction (as defined below), or any change in the official application or official interpretation of such laws or regulations, which change or amendment is announced and becomes effective on or after the date of issuance of such Notes; and

(ii)	such obligation cannot be avoided by the Issuer, or the relevant Guarantor, taking reasonable measures available to it;

provided that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Issuer, or a Guarantor, would be obliged to pay such Additional Amounts were a payment in respect of the Notes of such series then due.

Prior to the giving of any notice of redemption pursuant to the indenture, the Issuer shall deliver to the trustee an officers’ certificate of the Issuer stating that the Issuer is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Issuer so to redeem have occurred. Notes of either series redeemed pursuant to this provision will be redeemed at a redemption price equal to 100% of the principal amount of such Notes redeemed plus accrued and unpaid interest thereon to the date of redemption and all Additional Amounts due on the date of redemption.

Notice of Redemption

Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of Notes to be redeemed. Any notice of redemption shall include a brief summary of the manner of calculation of the redemption price but need not include the redemption price itself. Any redemption or notice may, at the Issuer’s discretion, be subject to one or more conditions precedent and, at the Issuer’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied (or waived by the Issuer in its sole discretion) or the redemption date may not occur at all and such notice may be rescinded if all such conditions shall not have been satisfied (or waived by the Issuer in its sole discretion).

In the case of a partial redemption, selection of the Notes for redemption will be made pro rata, by lot, or by such other method as the trustee in its sole discretion deems appropriate and fair. Neither the trustee nor any registrar shall be liable for any such selection. No Notes of a principal amount of $2,000 or less will be redeemed in part. If any note is to be redeemed in part only, the notice of redemption that relates to the note will state the portion of the principal amount of the note to be redeemed. A new note in a principal amount equal to the unredeemed portion of the note will be issued in the name of the holder of the note upon surrender for cancellation of the original note. For so long as the Notes are held by DTC (or another depositary), the redemption of the Notes shall be done in accordance with the policies and procedures of the depositary.

Unless the Issuer defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on the Notes or portions thereof called for redemption.

If any redemption date would otherwise be a day that is not a business day, the related payment of principal and interest will be made on the next succeeding business day as if it were made on the date such payment was due, and no interest will accrue on the amounts so payable for the period from and after such date to the next succeeding business day.

Purchase of Notes Upon a Change of Control Triggering Event

If a Change of Control Triggering Event occurs with respect to a Series of Notes, unless the Issuer has exercised its right to redeem the Notes of such series as described above under the heading “—Optional Redemption,” the Issuer will make an offer to each holder of Notes of such series to repurchase all or any part (in excess of $2,000 and in integral multiples of $1,000 principal amount) of that holder’s Notes of such series at a repurchase price in cash equal to 101% of the aggregate principal amount of such Notes repurchased plus any accrued and unpaid interest on such Notes repurchased to the date of repurchase. Within 30 days following any Change of Control Triggering Event or, at the Issuer’s option, prior to any Change of Control, but after the public announcement of the Change of Control, the Issuer will send a notice to each holder of such series of Notes and the trustee describing the transaction or transactions that constitute or may constitute the Change of Control Triggering Event and offering to repurchase the Notes of such series on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 45 days from the date such notice is sent. The notice shall, if sent prior to the date of consummation of the Change of Control, state that the offer to repurchase is conditioned on the Change of Control Triggering Event occurring on or prior to the payment date specified in the notice.

The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent those laws and regulations are applicable in connection with the repurchase of Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Triggering Event provisions of the Notes, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control Triggering Event provisions of the Notes by virtue of such conflict.

On the Change of Control Triggering Event payment date, the Issuer will, to the extent lawful:

(1)	accept for payment all Notes or portions of Notes properly tendered pursuant to the Issuer’s offer;

(2)	deposit with the paying agent an amount equal to the aggregate purchase price in respect of all Notes or portions of Notes properly tendered; and

(3)	deliver or cause to be delivered to the trustee, the Notes properly accepted, together with an officers’ certificate stating the aggregate principal amount of Notes being purchased by the Issuer.

The paying agent will promptly pay, from funds deposited by the Issuer for such purpose, to each holder of Notes properly tendered the purchase price for the Notes, and the trustee will promptly authenticate and send (or cause to be transferred by book-entry) to each holder a new note equal in principal amount to any unpurchased portion of any Notes surrendered.

The Issuer will not be required to make an offer to repurchase the Notes upon a Change of Control Triggering Event if a third party makes an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Issuer and such third party purchases all Notes properly tendered and not withdrawn under its offer.

Certain Covenants

Limitation on Liens

The indenture provides that Parent shall not, and shall not permit any of its subsidiaries to, directly or indirectly, incur or suffer to exist, any Lien, other than a Permitted Lien, securing Debt upon any Capital Stock of any Significant Subsidiary of Parent that is owned, directly or indirectly, by Parent or any of its subsidiaries, in each case whether owned at the date of the original issuance of the Notes or thereafter acquired, or any interest therein or any income or profits therefrom unless it has made or will make effective provision whereby the Notes will be secured by such Lien equally and ratably with (or prior to) all other Debt of Parent or any subsidiary secured by such Lien. Any Lien created for the benefit of the holders of the Notes pursuant to the preceding sentence shall provide by its terms that such Lien will be automatically and unconditionally released and discharged upon release and discharge of the Lien.

Merger, Consolidation or Sale of Assets

The Issuer or any of the Guarantors, without the consent of any holder of outstanding Notes, may consolidate with or merge into any other person, or convey, transfer or lease its properties and assets substantially as an entirety to, any person; provided that:

(1)	the Issuer or a Guarantor is the successor person; or

(2)

(a) the person (if other than the Issuer or a Guarantor) formed by such consolidation or into which the Issuer or such Guarantor, as the case may be, is merged or the person (if other than the Issuer or a Guarantor) which acquires by conveyance or transfer or which leases the properties and assets of the Issuer or such Guarantor, as the case may be, substantially as an entirety:

(i) is organized under the laws of any United States jurisdiction, any state thereof or the District of Columbia, England and Wales, Ireland, the Netherlands, Bermuda or any country that is a member of the European Monetary Union; and

(ii) expressly assumes the Issuer’s or such Guarantor’s obligations on the Notes and under the indenture; and

(b) after giving effect to the transaction, no event of default shall have happened and be continuing.

It is possible that a merger, conveyance, transfer, lease or other transaction could be treated for U.S. federal income tax purposes as a taxable exchange by the holders of the Notes for new securities, which could result in holders of the Notes recognizing taxable gain or loss for U.S. federal income tax purposes. A merger, conveyance, transfer, lease or other transaction could also have adverse tax consequences to holders of Notes under other tax laws to which the holders are subject.

Additional Amounts

With respect to any payments made by or on the behalf of the Issuer or a Guarantor in respect of the Notes or any Guarantee of the Notes, as applicable, the Issuer or such Guarantor will make all payments of principal, premium, if any, and interest (whether on scheduled payment dates or upon acceleration) and the redemption price, if any, payable in respect of any Note without deduction or withholding for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and other liabilities related thereto) (“Taxes”) imposed, levied, collected, withheld or assessed by or on behalf of any jurisdiction in which the Issuer or such Guarantor is incorporated or organized, engaged in business for tax purposes or otherwise resident for tax purposes, or any political subdivision thereof or taxing authority therein and any jurisdiction through which any payment is made on behalf of the Issuer or any Guarantor (including the jurisdiction of any paying agent) (each, a “Taxing Jurisdiction”), upon or as a result of such payments, unless required by law or by the official interpretation or administration thereof.

To the extent that any such Taxes are so levied or imposed, the Issuer or such Guarantor will pay such additional amounts (“Additional Amounts”) in order that the net amount received by each holder (including Additional Amounts), after withholding for or on account of such Taxes imposed upon or as a result of such payment, will not be less than the amount that would have been received had such Taxes not been imposed or levied.

Notwithstanding the foregoing, no such Additional Amounts shall be payable with respect to a payment made to a holder or beneficial owner of a Note:

•	to the extent that such Taxes are imposed pursuant to Sections 1471 through 1474 of the Internal Revenue Code of 1986, as amended (the “Code”), any current or future regulations or official interpretations thereof, any fiscal or regulatory legislation, rules or practices adopted pursuant to an intergovernmental agreement between a non-U.S. jurisdiction and the United States, with respect to the foregoing or any agreements entered into pursuant to Section 1471(b)(1) of the Code (“FATCA”) and/or the UK’s International Tax Compliance Regulations 2015; or

•

to the extent that such Taxes would not have been so imposed, levied or assessed but for the existence of some connection between such holder or beneficial owner of such Note and the Taxing Jurisdiction imposing such Taxes including for the avoidance of doubt the direct or indirect affiliation in share capital, control, profit entitlement or management with the Issuer or any Guarantor or rights to acquire such affiliation, other than the mere holding or enforcement of such Note or receipt of payments thereunder; or

•

to the extent that such Taxes would not have been so imposed, levied or assessed but for the failure of the holders or beneficial owners of such Note to comply with a reasonable written request by the Issuer (or its agent) to make a valid declaration of non-residence or any other claim or filing for relief or exemption (or to assist in the completion of any such claim or filing) to which it is entitled (but only to the extent it is legally entitled to do so); or

•

that presents such Note for payment (where presentation is required) more than 30 days after the date on which such payment became due and payable or the date on which payment of the Note is duly provided for and notice is given to holders, whichever occurs later, except to the extent that the holder or beneficial owner of such Note would have been entitled to such Additional Amounts on presenting such Note on any date during such 30-day period; or

•

in the case of a payment made by or on behalf of the Issuer or any Guarantor organized under the laws of the United States, any state thereof or the District of Columbia, with respect to any United States withholding taxes, so long as such withholding taxes are summarized in this prospectus supplement in the discussion under the caption “Certain Material Income Tax Consequences—United States Taxation” or the Issuer or such Guarantor (pursuant to the applicable notice provision) provides reasonable notice regarding potential United States withholding taxes and requests holders and beneficial owners to provide applicable U.S. tax forms; or

•	any combination of the above.

As used herein and for purposes of the indenture and the Notes, any reference to the principal of and interest on the Notes and the redemption price, if any, shall be deemed to include a reference to any related Additional Amounts payable in respect of such amounts.

The Issuer will also pay any stamp, registration, excise or property taxes and any other similar levies (including any interest and penalties related thereto) imposed by any Taxing Jurisdiction on the execution, delivery, registration or enforcement of any of the Notes, the Guarantees, the indenture or any other document or instrument referred to therein.

The foregoing obligations will survive any termination, defeasance or discharge of the indenture and will apply mutatis mutandis to any successor of the Issuer or any Guarantor.

Events of Default

Each of the following constitutes an event of default with respect to a series of Notes under the indenture:

•	a default in payment of interest (including Additional Amounts) on such series of Notes when due continued for 30 days;

•	a default in the payment of the principal of or premium, if any, on such series of Notes when due;

•	a default in the performance, or breach, of any other covenant of the Issuer or any Guarantor (other than a covenant a default in whose performance or whose breach is elsewhere dealt with or which has been included in the indenture solely for the benefit of debt securities other than such series of Notes) continued for 60 days after written notice from the trustee to the Issuer or the holders of 25% or more in principal amount of the Notes of such series outstanding to the Issuer and the trustee, respectively;

•

a default under any Debt by the Issuer, any Guarantor or any of their respective subsidiaries that results in acceleration of the maturity of such debt, or failure to pay any such debt at maturity, in an aggregate amount greater than $150 million or its foreign currency equivalent at the time, provided that the cure of such default shall remedy such Event of Default under this clause;

•	certain events of bankruptcy, insolvency or reorganization; and

•	any Guarantee shall for any reason cease to exist or shall not be in full force and effect enforceable in accordance with its terms.

If an event of default with respect to any series of Notes shall occur and be continuing, the trustee or the holders of not less than 25% in principal amount of such series of Notes then outstanding (with notice to the trustee) may declare the unpaid principal balance immediately due and payable. Notwithstanding the foregoing, in the case an event of default arising from certain events of bankruptcy, insolvency or reorganization, all outstanding Notes will become due and payable immediately without further action or notice. However, any time after a declaration of acceleration with respect to the Notes of any series has been made and before a judgment or decree for payment of the money due has been obtained, the holders of a majority in principal amount of outstanding Notes of such series may, by written notice rescind and annul such acceleration under certain circumstances. See “—Modification and Waiver” below.

The Issuer must file annually with the trustee an officers’ certificate stating whether or not it is in default in the performance and observance of any of the terms, provisions and conditions of the indenture and, if so, specifying the nature and status of the default.

The indenture provides that the trustee, within 90 days after obtaining actual knowledge or receiving written notice of our occurrence of a default, will send to all holders of the Notes notice of all defaults known to it, unless such default has been cured or waived; but in the case of a default other than in respect of the payment of the principal of or interest on the Notes, the trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of the holders of the Notes.

Modification and Waiver

Modification and amendments of the indenture may be made by the Issuer, any Guarantor, and the trustee with the consent of the holders of a majority in principal amount of the outstanding Notes of each series affected provided, that no modification or amendment may, without the consent of the holder of each outstanding Note of such series affected:

•	change the stated maturity of the principal of, or any installment of principal of, or interest on, the Notes of such series;

•	reduce the principal amount of, or any premium or interest on, the Notes of such series;

•	reduce the amount of principal of an original issue discount security payable upon acceleration of the maturity thereof;

•	impair the right to commence suit for the enforcement of any payment on or after the stated maturity thereof with respect to the Notes of such series; or

•

reduce the percentage in principal amount of outstanding Notes of such series, the consent of the holders of which is required for modification or amendment of the indenture or for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults.

Without the consent of any holder of outstanding Notes, the Issuer, any Guarantor, and the trustee may amend or supplement the indenture and each series of Notes to evidence the succession of another person to the Issuer or a Guarantor and the assumption of such successor to the obligations thereof in accordance with the indenture, to add to the covenants of the Issuer or a Guarantor for the benefit of the holders of all or any series, to surrender any right or power conferred upon the Issuer or Guarantor, to add any additional events of default, to secure the Notes, to establish the form or terms of any new series of notes, to cure any ambiguity or inconsistency, to provide for the Notes in bearer form in addition to or in place of registered debt securities or to make any other provisions that do not adversely affect the rights of any holder of outstanding debt securities, including adding guarantees.

The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of (or premium, if any) or interest on any debt security of that series or in respect of a provision which under such indenture cannot be modified or amended without the consent of the holder of each outstanding debt security of that series.

Satisfaction and Discharge of Indenture; Defeasance

The indenture with respect to the Notes of any series may be discharged, subject to the terms and conditions as specified herein when:

•	all Notes, with the exceptions provided for in the indenture, of that series have been delivered to the trustee for cancellation;

•	all Notes of that series not theretofore delivered to the trustee for cancellation:

•	have become due and payable; or

•	will become due and payable at their stated maturity within one year; or

•	are to be called for redemption within one year; or

•	certain events or conditions occur as specified in the indenture.

The Issuer can terminate all of its obligations under the indenture with respect to the Notes of any series, other than the obligation to pay interest on, premium, if any, and the principal of the Notes of such series and certain other obligations, known as “covenant defeasance,” at any time by:

•

irrevocably depositing money or U.S. government obligations with the trustee in an amount sufficient in the written opinion of a nationally recognized firm of public accountants to pay the principal of and interest on the Notes of such series to their maturity; and

•

complying with certain other conditions, including delivery to the trustee of an opinion of counsel to the effect that holders and beneficial owners of the Notes of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

In addition, the Issuer can terminate all of its obligations under the indenture with respect to the Notes of any series, including the obligation to pay interest on, premium, if any, and the principal of the Notes of such series, known as “legal defeasance”, at any time by:

•

irrevocably depositing money or U.S. government obligations with the trustee in an amount sufficient in the written opinion of a nationally recognized firm of public accountants to pay the principal of and interest on the Notes of such series to their maturity, and

•

complying with certain other conditions, including delivery to the trustee of an opinion of counsel stating that (x) there has been a change in the U.S. federal income tax law since the date of the issuance of the Notes of such series or (y) the Issuer has received from, or there has been published by, the U.S. Internal Revenue Service a ruling or other formal statement or action, in either case, to the effect that holders and beneficial owners of Notes of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such legal defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred.

Regarding the Trustee

The trustee, in each of its capacities, including as trustee, registrar and paying agent, assumes no responsibility or liability for the accuracy, correctness, adequacy or completeness of the information concerning us or our affiliates or any other party contained in this document or the related documents or for any failure by us or any other party to disclose events that may have occurred and may affect the significance, correctness, adequacy, completeness or accuracy of such information.

The indenture provides that, except during the continuance of an event of default known to the trustee, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an event of default known to the trustee, the trustee will exercise such rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs. If an event of default occurs and is continuing, the trustee is under no obligation to exercise any of the rights or powers under the indenture at the request or direction of holders unless such holders have offered to the trustee indemnity and/or security satisfactory to its satisfaction against any losses, fees, costs, damages, liabilities or expenses that may arise from the trustee’s following such request or direction. The trustee may refuse to follow any direction that conflicts with law or the indenture or that would involve the trustee in personal liability or financial risk.

The indenture and provisions of the Trust Indenture Act that are incorporated by reference therein contain limitations on the rights of the trustee, should it become one of the Issuer’s creditors, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claim as security or otherwise. The trustee is permitted to engage in other transactions with the Issuer or any of its affiliates; provided, however, that if it acquires any conflicting interest (as defined in the indenture or in the Trust Indenture Act), it must eliminate such conflict or resign, subject to its right under the Trust Indenture Act to seek a stay of its duty to resign.

Governing Law

The indenture is and the Notes will be governed by and construed in accordance with the laws of the State of New York.

Book-Entry, Delivery and Form

DTC, New York, NY, will act as securities depository for the Notes. The Notes will be issued as fully registered Global Securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC.

Beneficial interests in the Notes will be shown on, and transfers thereof will be effected only through, records maintained by DTC and its direct and indirect participants. Investors may elect to hold interests in the Notes through DTC if they are participants in the DTC system, or indirectly through organizations which are participants in the DTC system.

DTC has informed us that DTC is:

•	a limited-purpose trust company organized under the laws of the State of New York;

•	a “banking organization” within the meaning of the New York banking law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants, which we refer to in this prospectus supplement as the Direct Participants, deposit with DTC. DTC also facilitates the settlement among Direct Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Direct Participants’ accounts, which eliminates the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the NYSE MKT LLC, and FINRA. Access to the DTC system is also available to others, which we refer to in this prospectus supplement as Indirect Participants, such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly. The rules applicable to DTC and its Direct and Indirect Participants are on file with the SEC.

Purchases of the Notes under the DTC system must be made by or through Direct Participants, which receive a credit for the Notes on DTC’s records. The ownership interest of each actual purchaser of each note, which we refer to in this prospectus supplement as the Beneficial Owner, is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmations from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Notes are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Notes except in the event that use of the book-entry system for the Notes is discontinued. As a result, the ability of a person having a beneficial interest in the Notes to pledge such interest to persons or entities that do not participate in the DTC system, or to otherwise take actions with respect to such interest, may be affected by the lack of a physical certificate evidencing such interest. In addition, the laws of some states require that certain persons take physical delivery in definitive form of securities that they own and that security interests in negotiable instruments can only be perfected by delivery of certificates representing the instruments. Consequently, the ability to transfer Notes evidenced by the global Notes will be limited to such extent.

To facilitate subsequent transfers, all Notes deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co. or such other name as may be requested by an authorized representative of DTC. The deposit of Notes with DTC and their registration in the name of Cede & Co. or such other nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Notes. DTC’s records reflect only the identity of the Direct Participants to whose accounts such Notes are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the Notes are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in the Notes to be redeemed.

Neither DTC nor Cede & Co. (nor such other DTC nominee) will consent or vote with respect to the Notes. Under its usual procedures, DTC sends an Omnibus Proxy to the Issuer as soon as possible after the record date.

The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts the Notes are credited on the record date (identified in a listing attached to the Omnibus Proxy).

Payments of principal, interest and premium, if any, on the Notes will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts, upon DTC’s receipt of funds and corresponding detail information from the Issuer on the payable date in accordance with their respective holdings shown on DTC’s records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name” and will be the responsibility of such Participant and not of DTC, or the Issuer, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and dividends to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the Issuer’s responsibility and disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.

Investors electing to hold their Notes through DTC will follow the settlement practices applicable to U.S. corporate debt obligations. The securities custody accounts of investors will be credited with their holdings on the settlement date against payment in same-day funds within DTC effected in U.S. dollars.

Secondary market sales of book-entry interests in the Notes between DTC Participants will occur in the ordinary way in accordance with DTC rules and will be settled using the procedures applicable to United States corporate debt obligations in DTC’s Settlement System. If DTC is at any time unwilling, unable or ineligible to continue as depository and a successor depository is not appointed by the Issuer within 90 days, the Issuer will issue individual Notes in exchange for the Global Security representing such Notes. In addition, the Issuer may, at any time and in its sole discretion and subject to DTC’s procedures, determine not to have the Notes represented by one or more Global Securities and, in such event, will issue individual Notes in exchange for the Global Security or Securities representing the Notes. Also, if an event of default with respect to the Notes shall have occurred and be continuing, the Issuer may, and upon the request of the trustee, shall execute, Notes in definitive form in exchange for the Global Security or Securities representing the Notes. Individual Notes will be issued in denominations of $2,000 and any integral multiple of $1,000 above that amount.

Neither the Issuer nor the trustee (in any of its capacities) will have any responsibility or obligation to participants in the DTC system or the persons for whom they act as nominees with respect to the accuracy of the records of DTC, its nominee or any Direct or Indirect Participant with respect to any ownership interest in the Notes, or with respect to payments to or providing of notice for the Direct Participants, the Indirect Participants or the beneficial owners of the Notes, or for the performance of or for any act or omission by DTC.

The information in this section concerning DTC and its book-entry systems has been obtained from sources that we believe to be reliable. Neither we, the trustee (in any of its capacities) nor the underwriter, dealers or agents are responsible for the accuracy or completeness of this information.

Clearstream and Euroclear

Links have been established among DTC, Clearstream Banking, société anonyme, Luxembourg (“Clearstream Banking SA”) and Euroclear (two international clearing systems that perform functions similar to those that DTC performs in the United States.), to facilitate the initial issuance of book-entry securities and cross- market transfers of book-entry securities associated with secondary market trading.

Although DTC, Clearstream Banking SA and Euroclear have agreed to the procedures provided below in order to facilitate transfers, they are under no obligation to perform such procedures, and the procedures may be modified or discontinued at any time.

Clearstream Banking SA and Euroclear will record the ownership interests of their participants in much the same way as DTC, and DTC will record the aggregate ownership of each of the U.S. agents of Clearstream Banking SA and Euroclear, as participants in DTC.

When book-entry securities are to be transferred from the account of a DTC participant to the account of a Clearstream Banking SA participant or a Euroclear participant, the purchaser must send instructions to Clearstream Banking SA or Euroclear through a participant at least one business day prior to settlement.

Clearstream Banking SA or Euroclear, as the case may be, will instruct its U.S. agent to receive book-entry securities against payment. After settlement, Clearstream Banking SA or Euroclear will credit its participant’s account. Credit for the book-entry securities will appear on the next day (European time).

Because settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending book-entry securities to the relevant U.S. agent acting for the benefit of Clearstream Banking SA or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant, a cross market transaction will settle no differently than a trade between two DTC participants.

When a Clearstream Banking SA or Euroclear participant wishes to transfer book-entry securities to a DTC participant, the seller must send instructions to Clearstream Banking SA or Euroclear through a participant at least one business day prior to settlement. In these cases, Clearstream Banking SA or Euroclear will instruct its U.S. agent to transfer the book-entry securities against payment. The payment will then be reflected in the account of the Clearstream Banking SA or Euroclear participant the following day, with the proceeds back- valued to the value date (which would be the preceding day, when settlement occurs in New York). If settlement is not completed on the intended value date (i.e., the trade fails), proceeds credited to the Clearstream Banking SA or Euroclear participant’s account would instead be valued as of the actual settlement date.

Certain Definitions

Set forth below are certain of the defined terms used in the indenture.

“Capital Stock” means, with respect to any person, any shares or other equivalents (however designated) of any class of corporate stock or partnership interests or any other participations, rights, warrants, options or other interests in the nature of an equity interest in such person, including, without limitation, preferred stock and any debt security convertible or exchangeable into such equity interest.

“Change of Control” means the occurrence of any of the following:

(1)

the consummation of any transaction (including without limitation, any merger or consolidation) the result of which is that any person (including any “person” (as that term is used in Section 13(d)(3) of the Exchange Act)) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of Capital Stock representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of Parent;

(2)	the first day on which Parent ceases to own, directly or indirectly, at least 80% of the outstanding Capital Stock of the Issuer; or

(3)	the adoption of a plan relating to the liquidation or dissolution of Parent.

Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control if (1) the Parent becomes a direct or indirect wholly-owned subsidiary of a holding company and (2) the direct or indirect holders of the voting Capital Stock of such holding company immediately following that transaction are substantially the same as the holders of the voting Capital Stock of the Parent immediately prior to that transaction.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Ratings Decline.

“Debt” means:

(a)

the principal of and premium (if any) in respect of any obligation of such person for money borrowed, and any obligation evidenced by Notes, debentures, bonds or other similar instruments for the payment of which such person is responsible or liable;

(b)

all obligations of such person as lessee under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles and leases of property or assets made as part of any sale and leaseback transaction entered into by such person;

(c)

all obligations of such person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such person and all obligations of such person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

(d)	all obligations of such person for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction;

(e)

all obligations of the type referred to in clauses (a) through (d) of other persons and all dividends of other persons for the payment of which, in either case, such person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any guarantee;

(f)	all obligations of the type referred to in clauses (a) through (d) of other persons secured by any Lien on any property of such person (whether or not such obligation is assumed by such person); and

(g)	to the extent not otherwise included in this definition, hedging obligations of such person.

“Guarantee” means a guarantee on the terms set forth in the indenture by a Guarantor of the Issuer’s obligations with respect to the Notes.

“Guarantor” means each of Willis Towers Watson Public Limited Company, an Irish company, Willis Towers Watson Sub Holdings Unlimited Company, an Irish Company, Willis Investment UK Holdings Limited, a company organized and existing under the laws of England and Wales, Willis Group Limited, a company organized and existing under the laws of England and Wales, Trinity Acquisition plc, a company organized and existing under the laws of England and Wales, and any other person that becomes a Guarantor pursuant to the indenture.

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s) and BBB- or better by S&P (or its equivalent under any successor rating categories of S&P) (or, in each case, if such Rating Agency ceases to rate the Notes for reasons outside of the Company’s control, the equivalent investment grade credit rating from any Rating Agency selected by the Company as a replacement Rating Agency).

“Lien” means, with respect to any property of any person, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property (including any capital lease obligation, conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing or any sale and leaseback transaction).

“Moody’s” means Moody’s Investors Service Inc., a subsidiary of Moody’s Corporation, and its successors.

“Permitted Lien” means Liens on the Capital Stock of a Significant Subsidiary to secure Debt incurred to finance the purchase price of such Capital Stock; provided that any such Lien may not extend to any other property of Willis Towers Watson Public Limited Company or any other subsidiary of Willis Towers Watson Public Limited Company and provided further that such Debt matures within 180 days from the date such Debt was incurred.

“Rating Agency” means:

(1)	each of Moody’s and S&P; and

(2)

if either of Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c) (2) (vi) (F) under the Exchange Act selected by the Company as a replacement agency for Moody’s or S&P, or both, as the case may be.

“Ratings Decline” means at any time during the period commencing on the earlier of, (i) the occurrence of a Change of Control or (ii) public notice of the occurrence of a Change of Control or the intention by Parent to effect a Change of Control, and ending 60 days thereafter (which period shall be extended so long as the rating of the Notes of such series is under publicly announced consideration for a possible downgrade by any of the Rating Agencies) that (a) the rating of the Notes of such series shall be reduced by both Rating Agencies and (b) the Notes of such series shall be rated below Investment Grade by each of the Rating Agencies.

“S&P” means S&P Global Ratings, a division of S&P Global Inc., and its successors.

“Significant Subsidiary” means any subsidiary that would be a “Significant Subsidiary” of a specified person within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

CERTAIN ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the purchase of the Notes by (i) “employee benefit plans” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974 as amended (“ERISA”) that are subject to Title I of ERISA, (ii) plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) or provisions under any other U.S. or non-U.S. federal, state, local or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”), and (iii) entities whose underlying assets are considered to include “plan assets” of any of the foregoing described in clauses (i) and (ii) (each of the foregoing described in clauses (i), (ii) and (iii) referred to herein as a “Plan”).

General Fiduciary Matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (a “Covered Plan”) and prohibit certain transactions involving the assets of a Covered Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such a Covered Plan or the management or disposition of the assets of such a Covered Plan, or who renders investment advice for a fee or other compensation to such a Covered Plan, is generally considered to be a fiduciary of the Covered Plan.

Any Plan fiduciary that proposes to cause a Plan to purchase the Notes should consult with its counsel regarding the potential applicability of the fiduciary responsibility and prohibited transaction provisions of Title I of ERISA and Section 4975 of the Code, and any applicable Similar Law to such an investment, and to confirm that such purchase and holding will not constitute or result in a non-exempt prohibited transaction or any other violation of an applicable requirement of ERISA, the Code or applicable Similar Law and whether an exemption would be applicable to any such purchase of Notes. When considering an investment in the Notes of a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any other Similar Laws relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Prohibited Transaction Exemptions

The fiduciary of a Plan that proposes to purchase and hold any Notes should consider, among other things, whether such purchase and holding may involve (i) the direct or indirect extension of credit between a Plan and a party in interest or a disqualified person, (ii) the sale or exchange of any property between a Plan and a party in interest or a disqualified person, or (iii) the transfer to, or use by or for the benefit of, a party in interest or disqualified person, of any Plan assets. Such parties in interest or disqualified persons could include, without limitation, the Company, the underwriters, the agents or any of their respective affiliates. The acquisition and/or holding of Notes by a Covered Plan with respect to which the Company, the underwriters, the agents or any of their respective affiliates is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption.

Section 406 of ERISA and Section 4975 of the Code prohibit Covered Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engaged in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the Covered Plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The acquisition and/or holding of Notes by a Covered Plan with respect to which the Company, the Guarantors, the underwriters or the prospective affiliates are considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under

Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions, or “PTCEs,” that may provide exemptive relief for direct or indirect prohibited transactions resulting from the sale, purchase or holding of the Notes. These class exemptions include, without limitation, PTCE 75-1 respecting specified transactions involving employee benefit plans and broker-dealers, reporting dealers and banks, PTCE 84-14 respecting transactions determined by qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts, and PTCE 96-23 respecting transactions determined by in-house asset managers. In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide relief from the prohibited transaction provisions of ERISA and Section 4975 of the Code for certain transactions that may relate to an investment in the Notes, provided that neither the Issuer nor any of its affiliates (directly or indirectly) have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Covered Plan involved in the transaction and provided further that the Covered Plan pays no more than adequate consideration in connection with the transaction.

These exemptions do not, however, provide relief from the self-dealing prohibitions under ERISA and Section 4975 of the Code. It should also be noted that even if the conditions specified in one or more of these exemptions are met, the scope of relief provided by these exemptions may not necessarily cover all acts that might be construed as prohibited transactions. Therefore, the fiduciary of a Covered Plan that is considering acquiring and/or holding the Notes in reliance on any of these, or any other, PTCEs should carefully review the PTCE and consult with its counsel to confirm that it is applicable. There can be no, and we do not provide any, assurance that all of the conditions of any such exemptions will be satisfied.

Because of the foregoing, the Notes should not be purchased or held by any person investing “plan assets” of any Plan, unless such purchase and holding will not constitute a non-exempt prohibited transaction under ERISA and Section 4975 of the Code or a similar violation of any applicable Similar Laws.

Representation

Accordingly, by acceptance of a Note each investor and subsequent transferee will be deemed to have represented and warranted that either (i) such investor or transferee is not acquiring or holding the Notes for or on behalf of, and no portion of the assets used by such investor or transferee to acquire or hold the Notes constitutes assets of, any Plan or (ii) the acquisition, holding and subsequent disposition of the Notes by such investor or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a similar violation under any applicable Similar Laws.

The foregoing discussion is general in nature and is not intended to be all-inclusive nor should it be construed as legal advice. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing the Notes (and holding the Notes) on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the purchase and holding of the Notes.

Prospective investors of the Notes have the exclusive responsibility for ensuring that their purchase and holding of the Notes complies with the fiduciary responsibility rules of ERISA and does not violate the prohibited transaction rules of ERISA, the Code or applicable Similar Laws. The sale of the Notes to a Plan is in no respect a representation by the Issuer or its affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by any such Plan or that such investment is appropriate for any such Plan.

Each Plan fiduciary (and each fiduciary for non-U.S., governmental or church plans subject to a Similar Law) should consult with its legal advisor concerning the potential consequences to the Plan under Section 406 of ERISA, Section 4975 of the Code or such Similar Laws of an investment in the Notes.

CERTAIN MATERIAL INCOME TAX CONSEQUENCES

United States Taxation

This section describes certain United States federal income tax consequences of the purchase, ownership and disposal of the Notes offered in this offering. It applies to you only if you are a beneficial owner of the Notes that acquires Notes in this offering at their initial offering price and you hold your Notes as capital assets for United States federal income tax purposes. This section does not address all of the United States federal income tax consequences that may apply to a holder that is subject to special tax rules, such as:

•	a dealer in securities or currencies;

•	a trader in securities that elects to use a mark-to-market method of accounting for its securities holdings;

•	a bank or other financial institution;

•	an insurance company;

•	a real estate investment trust or regulated investment company;

•	a tax-exempt organization;

•	a person that owns Notes that are a hedge or that are hedged against interest rate risks;

•	a person that owns Notes as part of a straddle or conversion transaction for United States federal income tax purposes;

•

a person subject to special tax accounting rules under Section 451(b) of the Code as a result of any item of gross income with respect to the Notes being taken into account in an applicable financial statement;

•	a United States holder (as defined below) whose functional currency for United States federal income tax purposes is not the U.S. dollar; or

•	certain former citizens or long-term residents of the United States.

This section is based on the Code, its legislative history, existing and proposed regulations under the Code, published rulings and court decisions, all as currently in effect. These authorities are subject to change, possibly on a retroactive basis. In addition, this section does not address all aspects of United States taxation that may be applicable to investors in light of their particular circumstances, including the effect of United States federal alternative minimum tax, gift or estate tax laws, or any state or local tax laws.

If a partnership (including any entity treated as a partnership for United States federal income tax purposes) holds the Notes, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. A partner in a partnership holding the Notes should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the Notes.

This section does not address the 3.8% United States federal income tax on net investment income of certain United States persons. Investors should consult their own advisors regarding the possible application of this tax.

Please consult your own tax advisor concerning the consequences of purchasing, owning or disposing of the Notes in your particular circumstances under the Code and the laws of any other taxing jurisdiction.

United States Holders

This subsection describes the United States federal income tax consequences to a United States holder. You are a United States holder if you are a beneficial owner of a Note and you are, for United States federal income tax purposes:

•	an individual citizen or resident of the United States;

•

a corporation (or other entity taxable as a corporation for United States federal income tax purposes) created or organized in the United States or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate whose income is subject to United States federal income tax regardless of its source; or

•

a trust if (i) a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust, or (ii) it was in existence on August 20, 1996 and made a valid election to continue to be treated as a domestic trust.

If you are not a United States holder, this subsection does not apply to you and you should refer to “Non-United States Holders” below.

Additional Payments. In certain circumstances, the Issuer may be obligated or elect to pay amounts in excess of stated interest and principal on the Notes. See “Description of Notes—Optional Redemption,” “—Special Mandatory Redemption,” “—Purchase of Notes Upon a Change of Control Triggering Event,” and “—Additional Amounts.” The Issuer believes that the possibility of any such payment is remote or any such payments would be incidental, and therefore the rules governing contingent payment debt instruments should not apply to the Notes. The Issuer’s position is binding on a United States holder unless such holder discloses its contrary position in the manner required by applicable Treasury regulations. The U.S. Internal Revenue Service (the “IRS”), however, may take a position different from the Issuer’s, which could result in a United States holder being required to accrue income on its Notes in excess of stated interest and to treat as ordinary income rather than capital gain any income realized on the taxable disposition of a Note. The discussion herein assumes that the Notes will not be treated as contingent payment debt instruments.

Payments of Interest. Interest on a Note (including Additional Amounts, if any, and without reduction for any amounts withheld) will generally be taxable to you as United States source ordinary income at the time you receive the interest or when it accrues, depending on your method of accounting for United States federal income tax purposes. Any non-United States withholding taxes imposed with respect to such payments of interest (including Additional Amounts, if any) may not be taken as a credit against your United States tax liability, unless such credit can be applied (subject to applicable limitations) against tax due on other income treated as derived from foreign sources.

Sale, Exchange or Retirement of the Notes. Your adjusted tax basis in a Note generally will be its cost. Unless a non-recognition provision applies, you will generally recognize United States source capital gain or loss on the sale, exchange, retirement or other taxable disposition of a Note equal to the difference between the amount you realize on such disposition (excluding any amounts attributable to accrued but unpaid interest, which will be taxable as ordinary income to the extent not previously included in income) and your adjusted tax basis in the Note. Capital gain of a noncorporate United States holder is generally taxed at a reduced rate of taxation where the holder has a holding period greater than one year. The deductibility of capital losses is subject to certain limitations.

Non-United States Holders

This subsection describes the United States federal income tax consequences to a Non-United States holder. You are a Non-United States holder if you are the beneficial owner of a Note and are not a United States holder (as described above) or a partnership (including any entity treated as a partnership) for United States federal income tax purposes.

If you are a United States holder, this subsection does not apply to you.

Payments of Interest. Subject to the discussions below under the captions “—Backup Withholding and Information Reporting” and “—FATCA,” the interest income paid to you in respect of the Notes generally will not be subject to United States federal income taxes or United States withholding tax if such income is not effectively connected with the conduct by you of a trade or business in the United States and:

•	you do not own, actually or constructively, 10% or more of the total combined voting power of all classes of the Issuer’s voting equity interests; and

•	you are not a “controlled foreign corporation” that is related to the Issuer actually or constructively through stock ownership; and

•

either (i) the applicable withholding agent (x) receives a statement (generally on IRS Form W-8BEN or IRS Form W-8BEN-E) from you, signed under penalties of perjury, that you are not a United States person and certain other certification requirements are satisfied and (y) has no actual knowledge or reason to know that you are a United States holder or (ii) you hold your notes through certain foreign intermediaries and satisfy the certification requirements of applicable Treasury regulations.

If you do not satisfy the requirements described above, payments of interest made to you will be subject to United States federal withholding tax at a 30% rate, unless (i) you provide the withholding agent with a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E (or applicable successor form) claiming an exemption from (or a reduction of) withholding under the benefits of an income tax treaty, or (ii) the payments of interest are effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment maintained by you in the United States) and you provide the withholding agent with a properly executed IRS Form W-8ECI.

Interest income that is effectively connected with your conduct of a United States trade or business will be taxed on a net basis at regular United States federal income tax rates rather than the 30% gross rate unless an applicable tax treaty provides otherwise. In the case of a Non-United States holder that is a corporation, branch profits tax at a rate of 30% (or a lower applicable treaty rate) also may apply to the holder’s effectively connected interest, as adjusted for certain items.

Sale, Exchange or Retirement of the Notes. Subject to the discussion below under the caption “—Backup Withholding and Information Reporting,” any gain you realize on a sale, exchange, retirement or other taxable disposition of the Notes generally will be exempt from United States federal income tax, including United States withholding tax, unless:

•

your gain is effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment), in which case such gain would generally be taxed in the same manner as interest that is effectively connected with such trade or business, as described above; or

•

you are an individual holder and are present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met, in which case, unless an applicable tax treaty provides otherwise, you will generally be subject to a 30% United States federal income tax on any gain recognized, which may be offset by certain United States source losses.

Backup Withholding and Information Reporting

In general, information reporting requirements will apply to payments of interest on a Note, and the proceeds of a sale or other taxable disposition (including a retirement or redemption) of a Note, paid to United States holders unless such holders establish that they are exempt recipients. Backup withholding may apply to such payments or proceeds if the United States holder fails to provide a correct taxpayer identification number and otherwise comply with the applicable backup withholding rules.

Non-United States holders that properly certify as to their non-United States status as described above under the third bullet in “—Non-United States Holders—Payments of Interest” or otherwise establish an exemption are not subject to backup withholding on payments of interest to them. However, information returns are required to be filed with the IRS in connection with any interest paid to the Non-United States holder, regardless of whether any tax was actually withheld. Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-United States holder resides or is established. Proceeds of the sale or other taxable disposition (including a retirement or redemption) of a Note within the United States or conducted through certain United States-related brokers generally will not be subject to backup withholding or information reporting if the Non-United States holder complies with certain certification procedures described above or otherwise establishes an exemption. Proceeds of a disposition (including a retirement or redemption) of a Note conducted through a non-United States office of a non-United States broker (other than a United States-related broker), which proceeds are paid outside the United States, generally will not be subject to backup withholding or information reporting.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment made to a holder generally may be claimed as a credit against such person’s United States federal income tax liability, if any, and may entitle such person to a refund, provided such holder timely furnishes the required information to the IRS.

FATCA

Under Sections 1471 through 1474 of the Code (such Sections commonly referred to as “FATCA”), a 30% United States federal withholding tax may apply to any interest paid on the Notes to (i) a “foreign financial institution” (as specifically defined in the Code and whether such foreign financial institution is the beneficial owner or an intermediary) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) its compliance (or deemed compliance) with FATCA (which may alternatively be in the form of compliance with an intergovernmental agreement with the United States) in a manner which avoids withholding, or (ii) a “non-financial foreign entity” (as specifically defined in the Code and whether such non-financial foreign entity is the beneficial owner or an intermediary) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) adequate information regarding certain substantial United States beneficial owners of such entity (if any). If an interest payment is both subject to withholding under FATCA and subject to the withholding tax discussed above under “—Non-United States Holders—Payments of Interest,” the withholding under FATCA may be credited against, and therefore reduce, such other withholding tax. You are urged to consult your own tax advisor regarding these rules.

Irish Taxation

The following is a summary of certain Irish withholding and income tax consequences of guarantee payments by Willis Towers Watson Public Limited Company and Willis Towers Watson Sub Holdings Unlimited Company in respect of the Notes. It applies to you if you are the absolute beneficial owner of the Notes. The summary does not apply to certain other classes of persons such as dealers in securities. The summary is based upon Irish tax laws and the practice of the Irish Revenue Commissioners in effect on the date of this prospectus supplement, which are subject to prospective or retroactive change. The summary does not constitute tax or legal advice and is of a general nature only. Please consult your own tax advisor concerning the tax consequences of owning the Notes in your particular circumstances.

Guarantee Payments

It is possible that Irish withholding tax could apply to guarantee payments by Willis Towers Watson Public Limited Company and Willis Towers Watson Sub Holdings Unlimited Company. This is because some judicial decisions having persuasive authority in Ireland suggest that a guarantee payment could be treated to be an interest payment if the underlying guaranteed obligation is an interest payment. There is consequently a risk that a guarantee payment by Willis Towers Watson Public Limited Company or Willis Towers Watson Sub Holdings

Unlimited Company could be treated as an interest payment and, thus, subject to interest withholding tax at the rate of 20% unless an exemption applied. An exemption may apply if the Notes continue to be listed on the TISE and held in DTC at the time the guarantee payments are made.

In limited circumstances, a guarantee payment by Willis Towers Watson Public Limited Company or Willis Towers Watson Sub Holdings Unlimited Company could alternatively be treated as an “annual payment” for Irish tax purposes. An annual payment is, broadly, a payment which is “pure profit of an income nature” in the hands of the recipient (for example an annuity payment). If a guarantee payment made by Willis Towers Watson Public Limited Company or Willis Towers Watson Sub Holdings Unlimited Company was an “annual payment,” Willis Towers Watson Public Limited Company or Willis Towers Watson Sub Holdings Unlimited Company (as applicable) would be obliged to deduct 20% withholding tax from such payment. A double taxation treaty may offer relief for any such tax imposed.

Irish Income Tax

Guarantee payments by Willis Towers Watson Public Limited Company or Willis Towers Watson Sub Holdings Unlimited Company may be regarded as Irish source income because Willis Towers Watson Public Limited Company and Willis Towers Watson Sub Holdings Unlimited Company reside in Ireland. Irish source income is generally subject to Irish tax and there is an obligation to account for any Irish tax on a self-assessment basis. However, if guarantee payments are deemed to be interest payments (as discussed above) arising from an Irish source, you would be exempt from Irish income tax if you are a company which is regarded, for the purposes of section 198 of the Taxes Consolidation Act 1997 of Ireland, as being a resident of a “relevant territory” (and not tax resident in Ireland) and that “relevant territory” imposes a tax that is generally applied to interest receivable in that territory by companies from sources outside that territory and in certain other circumstances. If an exemption does not apply or if the guarantee payments were treated to be a form of income other than an interest payment (e.g., an annual payment) arising from an Irish source, a double taxation treaty may offer relief for any such income tax imposed.

Irish Encashment Tax

If you appoint a person in Ireland to collect payments on the Notes on your behalf, Irish encashment tax (currently 25%) may be deducted by the Irish collection agent from the interest or guarantee payments. You may claim an exemption from this withholding tax if you are the beneficial owner of the interest or guarantee payments and are not a tax resident in Ireland and make a written declaration to this effect to the collecting agent. No encashment tax will apply if you are the beneficial owner of the interest or guarantee payments and are (or will be) within the charge to Irish corporation tax in respect of those payments.

United Kingdom Taxation

The following summary is based upon UK tax law as applied in England and Wales and HM Revenue & Customs practice as at the date of this document. Both law and practice may change at any time, possibly with retrospective effect. The summary is intended as a general guide only, not a complete analysis, and does not constitute tax or legal advice. It does not apply to certain categories of holders of the Notes (such as dealers, certain professional investors or persons connected with the Issuer) or where the income is deemed for tax purposes to be the income of any other person. The summary relates only to the UK withholding tax treatment of guarantee payments made by Willis Investment UK Holdings Limited, Trinity Acquisition plc and Willis Group Limited (the “UK Guarantors”) in respect of the Notes, and certain other limited UK tax implications. It does not deal with all possible UK tax implications of acquiring, holding or disposing of the Notes, and relates only to the position of holders who are the absolute beneficial owners of the Notes and who hold their Notes as investments.

Holders of the Notes (or prospective holders of the Notes) who are in any doubt as to their tax position, or may be subject to tax in a jurisdiction other than the UK, should consult their professional advisers without delay.

United Kingdom Withholding Tax

If a UK Guarantor makes any payments in respect of interest, premium or discount on the Notes, such payments may be subject to United Kingdom withholding tax at 20 per cent, subject to the availability of any domestic law exemption or receipt by the relevant UK Guarantor of a direction from HM Revenue & Customs confirming that payments to a particular noteholder may be made without withholding (or with a reduced rate of withholding) pursuant to the provisions of any applicable double taxation treaty.

The reference to “interest” above is to “interest” as understood for the purposes of UK tax law. It does not take into account any different definition of “interest” that may prevail under any other tax law or that may apply under the terms and conditions of the Notes or any related document.

United Kingdom Tax Payers

Corporate noteholders within the charge to United Kingdom corporation tax (and not subject to any special tax regime, for example life insurance businesses) will normally recognize any profits, gains or losses on the Notes (including on redemption) for United Kingdom corporation tax purposes under the “loan relationship” rules in Part 5 of the UK’s Corporation Tax Act 2009. Generally speaking, under these rules, interest, profits, gains and losses (broadly, measured and recognized in accordance with generally accepted accounting practice) are taxed or relieved as income.

Foreign exchange gains and losses on the Notes in respect of corporate noteholders will, generally, fall within the “loan relationship” rules. Accordingly, corporate noteholders within the charge to United Kingdom corporation tax will, generally, be taxed on, or obtain relief for, foreign exchange gains and losses as described above.

Noteholders who are not subject to United Kingdom corporation tax but who are resident for tax purposes in the United Kingdom or who carry on a trade, profession or vocation in the United Kingdom through a branch or agency to which the Notes are attributable will, generally, be subject to income tax on interest arising in respect of the Notes on a receipts basis.

A transfer of Notes by a non-corporate noteholder resident in the United Kingdom for United Kingdom tax purposes, or who carries on a trade, profession or vocation in the United Kingdom through a permanent establishment to which the Notes are attributable, may give rise to a charge to United Kingdom income tax on an amount representing the interest on the transferred Notes that has accrued since the preceding interest payment date.

United Kingdom Stamp Duty and Stamp Duty Reserve Tax

What follows is drafted on the basis, as is expected to be the case, that the Notes are “exempt loan capital” (that is, that section 79(4) of the UK’s Finance Act 1986 applies to the Notes).

No UK stamp duty or stamp duty reserve tax should be payable on the issue, transfer or redemption of the Notes.

THE IRISH, UNITED KINGDOM AND UNITED STATES FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN, AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN THE IRISH, UNITED KINGDOM, UNITED STATES FEDERAL OR OTHER TAX LAWS.

UNDERWRITING

J.P. Morgan Securities LLC, Barclays Capital Inc., PNC Capital Markets LLC, Truist Securities, Inc. and Wells Fargo Securities, LLC are acting as joint book-running managers of this offering and as representatives of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below has severally agreed to purchase from us, and we have agreed to sell to that underwriter, the principal amount of the Notes set forth opposite the underwriter’s name in the table below.

Underwriter	2031 Notes	2036 Notes
J.P. Morgan Securities LLC	$140,000,000	$60,000,000
Barclays Capital Inc.	$98,000,000	$42,000,000
PNC Capital Markets LLC	$98,000,000	$42,000,000
Truist Securities, Inc.	$98,000,000	$42,000,000
Wells Fargo Securities, LLC	$98,000,000	$42,000,000
BNP Paribas Securities Corp.	$21,000,000	$9,000,000
BofA Securities, Inc.	$21,000,000	$9,000,000
Citigroup Global Markets Inc.	$21,000,000	$9,000,000
HSBC Securities (USA) Inc.	$21,000,000	$9,000,000
BMO Capital Markets Corp.	$10,500,000	$4,500,000
Goldman Sachs & Co. LLC	$10,500,000	$4,500,000
Lloyds Securities Inc.	$10,500,000	$4,500,000
M&T Securities, Inc.	$10,500,000	$4,500,000
MUFG Securities Americas Inc.	$10,500,000	$4,500,000
Santander US Capital Markets LLC	$10,500,000	$4,500,000
Standard Chartered Bank	$10,500,000	$4,500,000
TD Securities (USA) LLC	$10,500,000	$4,500,000

Total	$700,000,000	$300,000,000

The underwriting agreement provides that the obligations of the underwriters to purchase the Notes included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all the Notes if they purchase any of the Notes. We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act.

The underwriters propose to offer the Notes directly to the public at the relevant public offering price set forth on the cover page of this prospectus supplement and may offer the Notes to dealers at the relevant public offering price less a concession not to exceed 0.350% of the principal amount of the 2031 Notes and 0.400% of the principal amount of the 2036 Notes. The underwriters may allow, and dealers may re-allow, a concession not to exceed 0.250% of the principal amount of the 2031 Notes and 0.250% of the principal amount of the 2036 Notes on sales to other dealers. After the initial offering of the Notes to the public, the representatives may change the relevant public offering price and concession.

The following table shows the underwriting discount that we are to pay to the underwriters in connection with this offering (expressed as a percentage of the principal amount of the Notes).

Paid by the Issuer
Per 2031 Note	0.600%
Per 2036 Note	0.650%

We estimate that our total expenses (excluding the underwriting discount) for this offering will be approximately $2.5 million.

In connection with the offering, the underwriters, may purchase and sell Notes in the open market. These transactions may include over-allotment, syndicate covering transactions and stabilizing transactions. Over-allotment involves syndicate sales of Notes in excess of the principal amounts of the Notes to be purchased by the underwriters in the offering, which creates syndicate short positions. Syndicate covering transactions involve purchases of the Notes in the open market after the distribution has been completed in order to cover syndicate short positions. Stabilizing transactions consist of certain bids for or purchases of Notes made for the purpose of preventing or retarding a decline in the market prices of the Notes while the offering is in progress.

Any of these activities may have the effect of preventing or retarding a decline in the market prices of the Notes. They may also cause the prices of the Notes to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and their affiliates have performed commercial banking, investment banking and advisory services for us from time to time for which they have received customary fees and expenses. The underwriters or their affiliates may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business.

In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments. If any of the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Notes offered hereby. Certain affiliates of the underwriters have committed amounts to the Revolving Credit Facility as lenders.

We have been advised by the underwriters that the underwriters intend to make a market in the Notes but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of any trading markets for the Notes.

We expect that delivery of the Notes will be made against payment therefor on or about the closing date specified on the cover page of this prospectus supplement, which will be the fifth business day following the date of pricing of the Notes (this settlement cycle being referred to as “T+5”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes prior to the business day preceding the scheduled settlement date will be required, by virtue of the fact that the Notes initially will settle T+5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of Notes who wish to trade the Notes prior to the business day preceding the scheduled settlement date should consult their own advisors.

Notice to Prospective Investors in Canada

The Notes may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory.

The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering in Canada.

Notice to Prospective Investors in the European Economic Area

The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (the “EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of Notes in any member state of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of the Notes. This prospectus supplement and the accompanying prospectus are not prospectuses for the purposes of the Prospectus Regulation.

Notice to Prospective Investors in the United Kingdom

The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (the “UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (the “EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA (the “UK Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No. 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs

Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of Notes in the UK will be made pursuant to an exemption under the UK Prospectus Regulation from the requirement to publish a prospectus for offers of Notes. This prospectus supplement is not a prospectus for the purposes of the UK Prospectus Regulation.

Notice to Prospective Investors in Hong Kong

Each underwriter (i) has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any Notes other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the laws of Hong Kong) (the “SFO”) and any rules made thereunder; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (the “CO”) or which do not constitute an offer to the public within the meaning of the CO; and (ii) has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the Notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.

Notice to Prospective Investors in Japan

The Notes have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the Notes nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

Notice to Prospective Investors in Singapore

Each underwriter has acknowledged that this prospectus supplement and the accompanying prospectus have not been and will not be registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each underwriter has represented, warranted and agreed that it has not offered or sold any Notes or caused such Notes to be made the subject of an invitation for subscription or purchase and will not offer or sell such Notes or cause such Notes to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement, the accompanying prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of such Notes, whether directly or indirectly, to any persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act 2001 of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to) Section 274 of the SFA or (ii) to an accredited investor (as defined in Section 4A of the SFA) pursuant to and in accordance with the conditions specified in Section 275 of the SFA.

Singapore SFA Product Classification — In connection with Section 309B of the SFA and the Securities and Futures (Capital Markets Products) Regulations 2018 (the “CMP Regulations 2018”), unless otherwise specified before an offer of Notes, we have determined, and hereby notify all relevant persons (as defined in the CMP Regulations 2018), that the Notes are “prescribed capital markets products” (as defined in the

CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to Prospective Investors in Switzerland

This prospectus supplement and the accompanying prospectus does not constitute an offer to the public or a solicitation to purchase or invest in any Notes. No Notes have been offered or will be offered to the public in Switzerland, except that offers of Notes may be made to the public in Switzerland at any time under the following exemptions under the Swiss Financial Services Act (“FinSA”):

(a)	to any person which is a professional client as defined under the FinSA;

(b)	to fewer than 500 persons (other than professional clients as defined under the FinSA), subject to obtaining the prior consent of joint global coordinators/lead manager for any such offer; or

(c)	in any other circumstances falling within Article 36 FinSA in connection with Article 44 of the Swiss Financial Services Ordinance,

provided that no such offer of Notes shall require the Company or any underwriter to publish a prospectus pursuant to Article 35 FinSA.

The Notes have not been and will not be listed or admitted to trading on a trading venue in Switzerland.

Neither this document nor any other offering or marketing material relating to the Notes constitutes a prospectus as such term is understood pursuant to the FinSA and neither this document nor any other offering or marketing material relating to the Notes may be publicly distributed or otherwise made publicly available in Switzerland.

Notice to Prospective Investors in Taiwan

The Notes have not been, and will not be, registered with the Financial Supervisory Commission of Taiwan, the Republic of China (“Taiwan”) pursuant to applicable securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorised to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the Notes in Taiwan.

Notice to Prospective Investors in the Dubai International Financial Centre (the “DIFC”)

This prospectus supplement and the accompanying prospectus relate to an Exempt Offer in accordance with the Markets Law, DIFC Law No. 1 of 2012, as amended. This prospectus supplement and the accompanying prospectus are intended for distribution only to persons of a type specified in the Markets Law, DIFC Law No. 1 of 2012, as amended. It must not be delivered to, or relied on by, any other person. The Dubai Financial Services Authority (“DFSA”) has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement and the accompanying prospectus nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement and the accompanying prospectus. The Notes to which this prospectus supplement and the accompanying prospectus relate may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the Notes offered should conduct their own due diligence on the Notes. If you do not understand the contents of this prospectus supplement and the accompanying prospectus you should consult an authorized financial advisor.

In relation to its use in the DIFC, this document is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the securities may not be offered or sold directly or indirectly to the public in the DIFC.

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document (including as defined in the Corporations Act 2001 (Cth) (“Corporations Act”)) has been or will be lodged with the Australian Securities and Investments Commission (“ASIC”) or any other governmental agency, in relation to the offering. This prospectus supplement and the accompanying prospectus do not constitute a prospectus, product disclosure statement or other disclosure document for the purposes of Corporations Act, and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act. No action has been taken which would permit an offering of the Notes in circumstances that would require disclosure under Parts 6D.2 or 7.9 of the Corporations Act.

The Notes may not be offered for sale, nor may application for the sale or purchase or any Notes be invited in Australia (including an offer or invitation which is received by a person in Australia) and neither this prospectus supplement and the accompanying prospectus nor any other offering material or advertisement relating to the Notes may be distributed or published in Australia unless, in each case:

(a)

the aggregate consideration payable on acceptance of the offer or invitation by each offeree or invitee is at least A$500,000 (or its equivalent in another currency, in either case, disregarding moneys lent by the person offering the Notes or making the invitation or its associates) or the offer or invitation otherwise does not require disclosure to investors in accordance with Part 6D.2 or 7.9 of the Corporations Act;

(b)

the offer, invitation or distribution complied with the conditions of the Australian financial services license of the person making the offer, invitation or distribution or an applicable exemption from the requirement to hold such license;

(c)

the offer, invitation or distribution complies with all applicable Australian laws, regulations and directives (including, without limitation, the licensing requirements set out in Chapter 7 of the Corporations Act);

(d)	the offer or invitation does not constitute an offer or invitation to a person in Australia who is a “retail client” as defined for the purposes of Section 761G of the Corporations Act; and

(e)	such action does not require any document to be lodged with ASIC or the ASX.

Notice to Prospective Investors in the United Arab Emirates

The Notes have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws, regulations and rules of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering and sale of securities. Further, this prospectus supplement and the accompanying prospectus do not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and are not intended to be a public offer. This prospectus supplement and the accompanying prospectus have not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority, the Financial Services Regulatory Authority or the Dubai Financial Services Authority.

LEGAL OPINIONS

The validity of the Notes and certain matters of New York law will be passed upon for us by Weil, Gotshal & Manges LLP (New York). Certain legal matters under English law will be passed upon for us by Weil, Gotshal & Manges (London) LLP. Certain matters of Irish law will be passed upon for us by Matheson LLP. Certain legal matters will be passed upon for the underwriters by Simpson Thacher & Bartlett LLP, New York, New York.

EXPERTS

The consolidated financial statements of Willis Towers Watson Public Limited Company as of December 31, 2024 and 2023 and for each of the three years in the period ended December 31, 2024, incorporated by reference in this prospectus supplement, and the effectiveness of Willis Towers Watson Public Limited Company’s internal control over financial reporting as of December 31, 2024, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such consolidated financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

ENFORCEMENT OF CIVIL LIABILITIES

The Issuer is a company incorporated under the laws of the State of Delaware. Willis Towers Watson Public Limited Company and Willis Towers Watson Sub Holdings Unlimited Company are companies organized and existing under the laws of Ireland, and Willis Investment UK Holdings Limited, Trinity Acquisition plc and Willis Group Limited are companies organized and existing under the laws of England and Wales (together the “Non-U.S. Guarantors”). Certain of the directors and executive officers of the Issuer and the Non-U.S. Guarantors may be nonresidents of the United States. All or a substantial portion of the assets of such nonresident persons and of the Issuer and of the Non-U.S. Guarantors may be located outside the United States. As a result, it may not be possible for investors (i) to effect service of process within the United States upon the Issuer and the Non-U.S. Guarantors or those nonresident persons or (ii) to enforce against the Issuer and the Non-U.S. Guarantors or nonresident persons judgments obtained in U.S. courts predicated upon civil liability provisions of the federal securities laws of the United States.

INCORPORATION BY REFERENCE

The SEC’s rules allow us to incorporate by reference information into this prospectus supplement. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus supplement from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus supplement and before the date that the offering of the securities by means of this prospectus supplement is terminated will automatically update and, where applicable, supersede any information contained in this prospectus supplement or incorporated by reference in this prospectus supplement. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until we sell all of the securities registered by the registration statements of which this prospectus supplement is a part:

•	our Annual Report on Form 10-K for the year ended December 31, 2024, filed on February 25, 2025 (the “2024 Form 10-K”);

•

the portions of our Definitive Proxy Statement on Schedule 14A, filed on March 28, 2025, that are incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2024;

•

Our Quarterly Reports on Form 10-Q for the quarter ending March 31, 2025, filed on April 24, 2025, for the quarter ending June  30, 2025, filed August 1, 2025 and for the quarter ending September  30, 2025, filed on October 30, 2025 (the “2025 Third Quarter Form 10-Q”);

•	Our Current Reports on Form 8-K filed on January 2, 2025, March 3, 2025, May 20, 2025 and October 20, 2025; and

•	the description of our share capital contained in our Form 8-A, filed on January 5, 2016, including any amendments or reports filed for the purpose of updating the description.

The Company makes available, free of charge through our website at www.wtwco.com, our annual reports on Form 10-K, our quarterly reports on Form 10-Q, our current reports on Form 8-K, and Forms 3, 4, and 5 filed on behalf of directors and executive officers, as well as any amendments to those reports filed or furnished pursuant to the Exchange Act as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. Nothing contained herein shall be deemed to incorporate information furnished to but not filed with the SEC. Unless specifically incorporated by reference in this prospectus, information on our website is not a part of the registration statement. You may also request a copy of any documents incorporated by reference in this prospectus supplement (including any exhibits that are specifically incorporated by reference in them), at no cost, by writing or telephoning us at the following address or telephone number:

Willis Towers Watson Public Limited Company

Brookfield Place

200 Liberty Street, 6th Floor

New York, New York 10281

Attention: Investor Relations

Telephone: (212) 915-8888

PROSPECTUS

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

Debt Securities

Preferred Shares

Ordinary Shares

Warrants

Warrant Units

Share Purchase Contracts

Share Purchase Units

Prepaid Share Purchase Contracts

TRINITY ACQUISITION PLC

Debt Securities

WILLIS NORTH AMERICA INC.

Debt Securities

Guarantees of Debt Securities of

Willis Towers Watson Public Limited Company, Trinity Acquisition plc and Willis North America Inc.

We or either of our indirect wholly-owned subsidiaries, Trinity Acquisition plc and Willis North America Inc. (each a “Subsidiary Issuer,” and together, the “Subsidiary Issuers”), may offer the securities listed above, or any combination thereof, from time to time in amounts, at prices and on other terms to be determined at the time of the offering. We or the Subsidiary Issuers may sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. In addition, selling securityholders may sell these securities, from time to time, on terms described in the applicable prospectus supplement. This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in supplements to this prospectus.

Investing in these securities involves risks. See “Risk Factors” on page 10 and the information included and incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to purchase these securities.

Willis Towers Watson Public Limited Company’s ordinary shares are listed on the NASDAQ Global Select Market under the symbol “WTW.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus and an applicable prospectus supplement may be used in the initial sale of the securities or in resales by selling securityholders. In addition, Willis Towers Watson Public Limited Company, the Subsidiary Issuers or any of their respective affiliates may use this prospectus and the applicable prospectus supplement in a remarketing or other resale transaction involving the securities after their initial sale. These transactions may be executed at negotiated prices that are related to market prices at the time of purchase or sale, or at other prices, as determined from time to time.

Prospectus dated February 28, 2025.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the “SEC,” utilizing a shelf registration or continuous offering process. Under this shelf registration or continuous offering process, we or the Subsidiary Issuers may sell any combination of the securities described in this prospectus in one or more offerings. In this section, “we” refers only to Willis Towers Watson Public Limited Company.

This prospectus describes some of the general terms that may apply to the securities that we or the Subsidiary Issuers may offer and the general manner in which the securities may be offered. Each time we or the Subsidiary Issuers sell securities, we or the Subsidiary Issuers will provide a prospectus supplement containing specific information about the terms of the securities being offered and the manner in which they may be offered. Willis Towers Watson Public Limited Company, the Subsidiary Issuers and any underwriter or agent that we may from time to time retain may also provide you with other information relating to an offering, which we refer to as “other offering material.” A prospectus supplement or any such other offering material provided to you may include a discussion of any risk factors or other special considerations applicable to those securities or to us and may also include, if applicable, a discussion of material United States federal income tax considerations and considerations under the Employee Retirement Income Security Act of 1974, as amended, which we refer to as “ERISA.” A prospectus supplement or such other offering material may also add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or other offering material, you must rely on the information in the prospectus supplement or other offering material. Throughout this prospectus, where we indicate that information may be supplemented in an applicable prospectus supplement or supplements, that information may also be supplemented in other offering material provided to you. You should read this prospectus and any prospectus supplement or other offering material together with the additional information described under the heading “Incorporation By Reference.”

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC’s website mentioned under the heading “Where You Can Find More Information About Us.”

You should rely only on the information provided in this prospectus and in the applicable prospectus supplement, including the information incorporated by reference, and in other offering material, if any, provided by us or any underwriter or agent that we may from time to time retain. Reference to a prospectus supplement means the prospectus supplement describing the specific terms of the securities you purchase. The terms used in your prospectus supplement will have the meanings described in this prospectus, unless otherwise specified. Neither we nor the Subsidiary Issuers, nor any underwriters or agents whom we may from time to time retain, have authorized anyone to provide you with different information. Neither we nor the Subsidiary Issuers are offering the securities in any jurisdiction where the offer is prohibited. You should not assume that the information in this prospectus, any prospectus supplement, any document incorporated by reference, or any other offering material is truthful or complete at any date other than the date mentioned on the cover page of these documents.

We or the Subsidiary Issuers may sell securities to underwriters who will sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by Willis Towers Watson Public Limited Company or the Subsidiary Issuers directly or through dealers or agents designated from time to time. If Willis Towers Watson Public Limited Company or the Subsidiary Issuers, directly or through agents, solicit offers to purchase the securities, Willis Towers Watson Public Limited Company and the Subsidiary Issuers reserve the sole right to accept and, together with any agents, to reject, in whole or in part, any of those offers. In addition, selling securityholders may sell securities on terms described in the applicable prospectus supplement.

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Any prospectus supplement will contain the names of the underwriters, dealers or agents, if any, together with the terms of the offering, the compensation of those underwriters and the net proceeds to us. Any underwriters, dealers or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended, which we refer to as the “Securities Act.”

Unless otherwise stated, or the context otherwise requires, references in this prospectus to the “Company,” “Willis Towers Watson Public Limited Company,” “WTW” and “Holdings,” refer to Willis Towers Watson Public Limited Company only and do not include its consolidated subsidiaries. Unless the context otherwise requires or otherwise stated, references to “we,” “us,” “our” and “Willis Towers Watson Group” refer to the Company and its consolidated subsidiaries.

Unless otherwise stated, currency amounts in this prospectus and any prospectus supplement are stated in United States dollars, or “$.”

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

We have included in this document (including the information incorporated by reference in this prospectus) “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) which are intended to be covered by the safe harbors created by those laws. Forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements include information about possible or assumed future results of our operations or certain considerations relating to our future results. All statements, other than statements of historical facts, that address activities, events, or developments that we expect or anticipate may occur in the future, including such things as our outlook, plans and references to future performance, including our future financial and operating results (including our revenue, costs, or margins), short-term and long-term financial goals, plans, objectives, expectations and intentions, including with respect to organic revenue growth, free cash flow generation, adjusted net revenue, adjusted operating margin and adjusted earnings per share; future share repurchases; demand for our services and competitive strengths; strategic goals; existing and evolving business strategies including those related to acquisition and disposition activity; the benefits of new initiatives; the growth of our business and operations; the sustained health of our product, service, transaction, client, and talent assessment and management pipelines; our ability to successfully manage ongoing leadership, organizational, and technology changes, including investments in improving systems and processes; our ability to implement and realize anticipated benefits of any cost-savings initiatives including our multi-year operational transformation program; the potential impact of natural or man-made disasters like health pandemics and other world health crises; future capital expenditures; ongoing working capital efforts; the impact of changes to tax laws on our financial results; and our recognition of future impairment charges or write-off of receivables, are forward-looking statements. Also, when we use words such as ‘may’, ‘will’, ‘would’, ‘anticipate’, ‘believe’, ‘estimate’, ‘expect’, ‘intend’, ‘plan’, ‘continues’, ‘seek’, ‘target’, ‘goal’, ‘focus’, ‘probably’, or similar expressions, we are making forward-looking statements. Such statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. All forward-looking disclosure is speculative by its nature.

There are important risks, uncertainties, events and factors that could cause our actual results or performance to differ materially from those in the forward-looking statements contained or incorporated by reference in this document, including the following:

•	our ability to successfully establish, execute and achieve our global business strategy as it evolves;

•	our ability to fully realize the anticipated benefits of our growth strategy, including inorganic growth through acquisitions;

•

our ability to execute strategic transactions, including both acquisitions and dispositions, including our ability to receive adequate consideration or any earnout proceeds in return for any dispositions or integrate or manage acquired businesses or effect internal reorganizations;

•	incremental risks relating to the transitional arrangements in effect subsequent to our previously completed sale of TRANZACT;

•	our ability to successfully manage ongoing organizational changes, investments in improving systems and processes, and in connection with our acquisition and divestiture activities;

•	risks relating to changes in our management structures and in senior leadership;

•	our ability to achieve our short-term and long-term financial goals, such as with respect to our cash flow generation, and the timing with respect to such achievement;

•

the risks related to changes in general economic conditions, business and political conditions, changes in the financial markets, inflation, credit availability, increased interest rates and changes in trade policies;

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•	the risks to our short-term and long-term financial goals from any of the risks or uncertainties set forth herein;

•

the risks relating to the adverse impacts of macroeconomic trends, including inflation, changes in interest rates and trade policies, as well as political events, war, such as the Russia-Ukraine and Middle East conflicts, and other international disputes, terrorism, natural disasters, public health issues and other business interruptions on the global economy and capital markets, which could have a material adverse effect on our business, financial condition, results of operations, and long-term goals;

•	our ability to successfully hedge against fluctuations in foreign currency rates;

•

the risks relating to the adverse impacts of natural or man-made disasters such as health pandemics and other world health crises on the demand for our products and services, our cash flows and our business operations;

•

material interruptions to or loss of our information processing capabilities, or failure to effectively maintain and upgrade our information technology resources and systems and related risks of cybersecurity breaches or incidents;

•	our ability to comply with complex and evolving regulations related to data privacy, cybersecurity, and artificial intelligence;

•	significant competition that we face and the potential for loss of market share and/or profitability;

•	the impact of seasonality and differences in timing of renewals and non-recurring revenue increases from disposals and book-of-business sales;

•	the insufficiency of client data protection, potential breaches of information systems or insufficient safeguards against cybersecurity breaches or incidents;

•	the risk of increased liability or new legal claims arising from our new and existing products and services, and expectations, intentions and outcomes relating to outstanding litigation;

•	the risk of substantial negative outcomes on existing litigation or investigation matters;

•	changes in the regulatory environment in which we operate, including, among other risks, the impacts of pending competition law and regulatory investigations;

•	various claims, government inquiries or investigations or the potential for regulatory action;

•	our ability to integrate direct-to-consumer sales and marketing solutions with our existing offerings and solutions;

•	disasters or business continuity problems;

•	our ability to successfully enhance our billing, collection and other working capital efforts, and thereby increase our free cash flow;

•	our ability to properly identify and manage conflicts of interest;

•	reputational damage, including from association with third parties;

•	reliance on third-party service providers and suppliers;

•	the loss of key employees or a large number of employees and rehiring rates;

•	our ability to maintain our corporate culture;

•	doing business internationally, including the impact of foreign currency exchange rates;

•	compliance with extensive government regulation;

•	the risk of sanctions imposed by governments, or changes to associated sanction regulations (such as sanctions imposed on Russia) and related counter-sanctions;

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•	our ability to effectively apply technology, data and analytics changes for internal operations, maintaining industry standards and meeting client preferences;

•

changes and developments in the insurance industry or the U.S. healthcare system, including those related to Medicare, any legislative actions from the current U.S. Congress, the recent Final Rule from the Centers for Medicare & Medicaid Services for contract year 2025 and any judicial claims, rulings and appeals related thereto, and any other changes and developments in legal, regulatory, economic, business or operational conditions that could impact our Medicare benefits businesses;

•	the inability to protect our intellectual property rights, or the potential infringement upon the intellectual property rights of others;

•

fluctuations in our pension assets and liabilities and related changes in pension income, including as a result of, related to, or derived from movements in the interest rate environment, investment returns, inflation, or changes in other assumptions that are used to estimate our benefit obligations and their effect on adjusted earnings per share;

•

our capital structure, including indebtedness amounts, the limitations imposed by the covenants in the documents governing such indebtedness and the maintenance of the financial and disclosure controls and procedures of each;

•	our ability to obtain financing on favorable terms or at all;

•	adverse changes in our credit ratings;

•

the impact of recent or potential changes to U.S. or foreign laws, and the enactment of additional, or the revision of existing, state, federal, and/or foreign laws and regulations, recent judicial decisions and development of case law, other regulations and any policy changes and legislative actions, including those that may impose additional excise taxes or impact our effective tax rate;

•	U.S. federal income tax consequences to U.S. persons owning at least 10% of our shares;

•	changes in accounting principles, estimates or assumptions;

•	our recognition of future non-cash pre-tax losses and related impairment charges;

•	risks relating to or arising from environmental, social and governance practices;

•	fluctuation in revenue against our relatively fixed or higher than expected expenses;

•	the laws of Ireland being different from the laws of the U.S. and potentially affording less protections to the holders of our securities; and

•	our holding company structure potentially preventing us from being able to receive dividends or other distributions in needed amounts from our subsidiaries.

The foregoing list of factors is not exhaustive and new factors may emerge from time to time that could also affect actual performance and results. For additional factors, see the section entitled “Risk Factors.”

Although we believe that the assumptions underlying our forward-looking statements are reasonable, any of these assumptions, and therefore also the forward-looking statements based on these assumptions, could themselves prove to be inaccurate. Given the significant uncertainties inherent in the forward-looking statements included in this document, our inclusion of this information is not a representation or guarantee by us that our objectives and plans will be achieved.

Our forward-looking statements speak only as of the date made, and we will not update these forward-looking statements unless the securities laws require us to do so. With regard to these risks, uncertainties and assumptions, the forward-looking events discussed in this document and the accompanying prospectus may not occur, and we caution you against unduly relying on these forward-looking statements.

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WHERE YOU CAN FIND MORE INFORMATION ABOUT US

We file annual, quarterly and current reports, proxy statements and other information with the SEC. These filings contain important information that does not appear in this prospectus. The SEC filings are available to the public on the SEC’s website at www.sec.gov.

We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of the Company, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement through the SEC’s website referred to above.

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INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that is filed with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. The information that we file later with the SEC may update and supersede the information in this prospectus and in the information we incorporate by reference. We incorporate by reference the documents listed below (File No. 001-16503) and any filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of the offering of the securities offered by this prospectus (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):

•	Our Annual Report on Form 10-K for the year ended December 31, 2024, filed on February 25, 2025;

•	Our Current Report on Form 8-K filed on January 2, 2025; and

•	The description of our share capital contained in our Form 8-A, filed on January 5, 2016, including any amendments or reports filed for the purpose of updating the description.

The Company makes available, free of charge through our website at www.wtwco.com, our annual reports on Form 10-K, our quarterly reports on Form 10-Q, our current reports on Form 8-K, and Forms 3, 4, and 5 filed on behalf of directors and executive officers, as well as any amendments to those reports filed or furnished pursuant to the Exchange Act as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. Nothing contained herein shall be deemed to incorporate information furnished to but not filed with the SEC. Unless specifically incorporated by reference in this prospectus, information on our website is not a part of the registration statement or any applicable prospectus supplement. You may also request a copy of any documents incorporated by reference in this prospectus (including any exhibits that are specifically incorporated by reference in them), at no cost, by writing or telephoning us at the following address or telephone number:

Willis Towers Watson Public Limited Company

Brookfield Place

200 Liberty Street, 6th Floor

New York, New York 10281

Attention: Investor Relations

Telephone: (212) 915-8888

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SUMMARY

This summary highlights selected information from this prospectus and does not contain all of the information that may be important to you. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. To understand the terms of our securities, you should carefully read this document with the applicable prospectus supplement. Together, these documents will give the specific terms of the securities we are offering. You should also read the documents we have incorporated by reference in this prospectus described above under “Incorporation By Reference.”

The Securities We May Offer

This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration or continuous offering process. Under the shelf registration process, Willis Towers Watson Public Limited Company may offer from time to time any of the following securities, either separately or in units with other securities:

•	debt securities;

•	preferred shares;

•	ordinary shares;

•	warrants and warrant units;

•	share purchase contracts and prepaid share purchase contracts; and

•	share purchase units.

In addition, Trinity Acquisition plc or Willis North America Inc. may offer debt securities. Debt securities issued by Willis Towers Watson Public Limited Company may be guaranteed by certain of its direct and indirect subsidiaries, including Willis Towers Watson Sub Holdings Unlimited Company, Willis Investment UK Holdings Limited, Trinity Acquisition plc, Willis Group Limited and Willis North America Inc. Debt securities issued by Trinity Acquisition plc or Willis North America Inc. may be guaranteed by certain of their respective direct and indirect parent entities and direct and indirect subsidiaries.

In addition, certain selling stockholders identified in a prospectus supplement may offer and sell these securities, from time to time, on terms described in the applicable prospectus supplement.

Our Business

WTW is a leading global advisory, broking and solutions company that provides data-driven, insight-led solutions in the areas of people, risk and capital. Utilizing the global view and local expertise of our approximately 49,000 colleagues serving more than 140 countries and markets, we help organizations sharpen strategies, enhance resilience, motivate workforces and maximize performance. We design and deliver solutions that manage risk, optimize benefits, cultivate talent and expand the power of capital to protect and strengthen institutions and individuals. Working closely with our clients, we uncover opportunities for sustainable success.

Our clients operate on a global and local scale in a multitude of businesses and industries throughout the world and generally range in size from large, major multinational corporations to middle-market domestic and international companies. Our clients include many of the world’s leading corporations, including approximately 96% of the FTSE 100, 89% of the Fortune 1000, and 90% of the Fortune Global 500 companies. We also advise the majority of the world’s leading insurance companies. We work with major corporations, emerging growth companies, governmental agencies and not-for-profit institutions in a wide variety of industries, with many of

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our client relationships spanning decades. None of our clients individually represented more than 10% of its consolidated revenue for each of the years ended December 31, 2024, 2023 and 2022. We place insurance with approximately 2,500 insurance carriers, none of which individually accounted for a significant concentration of the total premiums we placed on behalf of our clients in 2024, 2023 or 2022.

The Registrants

Willis Towers Watson Public Limited Company was formed upon completion of the merger on January 4, 2016, pursuant to the Agreement and Plan of Merger, dated June 29, 2015, amended on November 19, 2015 (the “Merger Agreement”), between Willis Group Holdings Public Limited Company, Towers Watson & Co. (“Towers Watson”) and Citadel Merger Sub, Inc., a wholly-owned subsidiary of Willis formed for the purpose of facilitating this transaction (“Merger Sub”). Pursuant to the Merger Agreement, Merger Sub merged with and into Towers Watson with Towers Watson continuing as the surviving corporation and a wholly-owned subsidiary of Willis.

Each of Willis Towers Watson Sub Holdings Unlimited Company, Willis Investment UK Holdings Limited, Trinity Acquisition plc, Willis Group Limited and Willis North America Inc. are direct or indirect wholly-owned subsidiaries of Willis Towers Watson Public Limited Company that act as holding companies of each other or other subsidiaries. Each one has been organized under the laws of the United Kingdom except for Willis Towers Watson Sub Holdings Unlimited Company, which was incorporated in Ireland on August 27, 2015 and Willis North America Inc., which was incorporated in Delaware on December 27, 1928.

For administrative convenience, we and each of our subsidiary registrants utilize the offices of Willis Group Limited as our and their principal executive offices, located at The Willis Building, 51 Lime Street, London EC3M 7DQ, England. The telephone number is (44) 20 3124 6000. Our website address is www.wtwco.com. The information on our website is not a part of this prospectus. Willis North America Inc.’s principal executive offices are located at Brookfield Place, 200 Liberty Street, 6th Floor, New York, New York 10281 and its telephone number is 212-915-8888.

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RISK FACTORS

Before you invest in these securities, you should carefully consider the risks involved. These risks include, but are not limited to:

•	the risks described in our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on February 25, 2025, which is incorporated by reference into this prospectus; and

•	any risks that may be described in other filings we make with the SEC or in the prospectus supplements relating to specific offerings of securities.

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USE OF PROCEEDS

Unless the applicable prospectus supplement states otherwise, we will use the net proceeds that we receive from the sale of the securities offered by this prospectus and the accompanying prospectus supplement for general corporate purposes. General corporate purposes may include using the funds for working capital, repayment of debt, capital expenditures, possible acquisitions and any other purposes that may be stated in any prospectus supplement. The net proceeds may be invested temporarily or applied to repay short-term debt until they are used for their stated purpose.

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DESCRIPTION OF SECURITIES

We will set forth in the applicable prospectus supplement a description of the debt securities, preferred shares, ordinary shares, warrants, warrant units, share purchase contracts, share purchase units or prepaid share purchase contracts that may be offered under this prospectus.

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SELLING SECURITYHOLDERS

Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment to the registration statement of which this prospectus forms a part, or in filings we make with the SEC under the Exchange Act that are incorporated by reference.

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PLAN OF DISTRIBUTION

We, or any selling securityholders, may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, or a combination thereof, on a continuous or delayed basis. We will provide the specific plan of distribution for any securities to be offered in supplements to this prospectus.

EXPERTS

The financial statements of Willis Towers Watson Public Limited Company as of December 31, 2024 and 2023, and for each of the three years in the period ended December 31, 2024, incorporated by reference in this prospectus, and the effectiveness of Willis Towers Watson Public Limited Company’s internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

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VALIDITY OF SECURITIES

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities under Irish law will be passed upon for us by Matheson LLP. Unless otherwise indicated in the applicable prospectus supplement, certain matters of New York law will be passed upon for us by Weil, Gotshal & Manges LLP. Unless otherwise indicated in the applicable prospectus supplement, certain matters of English law will be passed upon for us by Weil, Gotshal & Manges (London) LLP. Any underwriters, dealers or agents may be advised about other issues relating to any offering by their own legal counsel.

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$1,000,000,000

Willis North America Inc.

$700,000,000 4.550% Senior Notes due 2031

$300,000,000 5.150% Senior Notes due 2036

PROSPECTUS SUPPLEMENT

December 15, 2025

Joint Book-Running Managers

J.P. Morgan

Barclays

PNC Capital Markets LLC

Truist Securities

Wells Fargo Securities

BNP PARIBAS

BofA Securities

Citigroup

HSBC

Co-Managers

BMO Capital Markets

Goldman Sachs & Co. LLC

Lloyds Securities

M&T Securities

MUFG

Santander

Standard Chartered Bank

TD Securities